UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Affirm Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To our stockholders:
We are pleased to invite you to virtually attend the 2021 Annual Meeting of Stockholders (including any adjournments, continuations, or postponements thereof, the “Annual Meeting”) of Affirm Holdings, Inc., a Delaware corporation (“Affirm” or the “Company”). The Annual Meeting will be held exclusively online via live audio webcast at www.proxydocs.com/AFRM on Friday, December 3, 2021, at 8:30 a.m., Pacific Time. The virtual format of the Annual Meeting allows us to preserve and even increase stockholder access while also saving time and money for both us and our stockholders, and, given the ongoing pandemic, safeguards the health of participants. Even with a virtual format, you will still be able to vote and submit questions during the meeting, and we encourage you to attend online and participate.
The Annual Meeting will be held for the following purposes:
1.    To elect the two Class I nominees for director named in the accompanying proxy statement to hold office until the 2024 Annual Meeting and until their successors have been duly elected and qualified or until such director’s earlier death, resignation or removal.
2.    To ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2022.
3.    To approve, on an advisory (non-binding) basis, the frequency of future advisory votes to approve the compensation of our named executive officers.
4.    To conduct any other business properly brought before the Annual Meeting.
These proposals, as well as instructions for accessing the virtual Annual Meeting, are more fully described in the accompanying proxy statement. The record date for the Annual Meeting is October 8, 2021. Only stockholders of record at the close of business on that date are entitled to notice of, and may vote at, the Annual Meeting.
By Order of the Board of Directors

Katherine Adkins Chief Legal Officer & Secretary

San Francisco, California October 20, 2021

Important notice regarding the availability of proxy materials for Affirm’s 2021 Annual Meeting of Stockholders to be held on December 3, 2021: The notice, proxy statement and annual report are available at www.proxydocs.com/AFRM.
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE ENCOURAGE YOU TO VOTE AND SUBMIT YOUR PROXY THROUGH THE INTERNET OR BY TELEPHONE OR REQUEST AND SUBMIT YOUR PROXY CARD AS SOON AS POSSIBLE, SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

TABLE OF CONTENTS

Page

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING	1
BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	5
Director Nominees	6
Continuing Directors	6
Directors Not Standing for Re-Election	7
Director Independence	8
Board Leadership Structure	8
Board and Stockholder Meetings and Committees	8
Compensation Committee Interlocks and Insider Participation	10
Board Diversity	10
Considerations in Evaluating Director Nominees	10
Stockholder Recommendations for Nominations to the Board of Directors	11
Communications with the Board of Directors	11
Corporate Governance Guidelines and Code of Ethics and Business Conduct	11
Role of the Board in Risk Oversight	11
Non-Employee Director Compensation	12
PROPOSAL NO. 1 ELECTION OF DIRECTORS	14
PROPOSAL NO. 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	15
AUDIT COMMITTEE REPORT	17
PROPOSAL NO. 3: APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE FREQUENCY OF FUTURE NON-BINDING VOTES TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	18
EXECUTIVE OFFICERS	19
EXECUTIVE COMPENSATION	20
Compensation Discussion and Analysis	20
Compensation Committee Report	37
Executive Compensation Tables	38
EQUITY COMPENSATION PLAN INFORMATION	44
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	45
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	48
OTHER MATTERS	51
PROPOSALS OF STOCKHOLDERS FOR 2022 ANNUAL MEETING	52
APPENDIX A	53

Headquarters | 650 California Street, San Francisco, California 94108 | (415) 984-0490
Investor Relations Website | investors.affirm.com

PROXY STATEMENT FOR THE 2021
ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 8:30 a.m., Pacific Time, on Friday, December 3, 2021
This proxy statement is furnished in connection with the solicitation of your proxy by our Board of Directors (“Board”) to vote at the 2021 Annual Meeting of Stockholders (including any adjournments, continuations, or postponements thereof, the “Annual Meeting”). This proxy statement contains information about the matters to be voted upon at the Annual Meeting and certain other information required by Securities and Exchange Commission (“SEC”) rules. In accordance with SEC rules, we are making our proxy materials available at www.proxydocs.com/AFRM with an option to request a printed set be mailed to you. We expect to begin mailing a notice of internet availability of proxy materials (the “Notice”) on October 20, 2021 to all stockholders of record entitled to vote at the Annual Meeting. The Notice contains instructions for viewing the proxy materials, voting online and requesting a printed set of proxy materials.
You are cordially invited to attend the Annual Meeting on Friday, December 3, 2021, at 8:30 a.m. Pacific Time, which we are holding exclusively online via live webcast at www.proxydocs.com/AFRM. Whether or not you expect to attend the Annual Meeting, please vote online, as instructed in these materials, as promptly as possible in order to ensure your representation at the Annual Meeting. Even if you have voted by proxy, you may still vote online during the Annual Meeting by following the instructions under “Voting and Annual Meeting Information”.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
The information provided in the “question and answer” format below addresses certain frequently asked questions but is not intended to be a summary of all matters contained in this proxy statement. Please read the entire proxy statement carefully before voting your shares.
Why am I receiving these materials?
You are receiving this proxy statement because our Board is soliciting your proxy to vote your shares at the Annual Meeting with respect to the proposals described in this proxy statement. This proxy statement includes information that we are required to provide to you pursuant to the rules and regulations of the SEC and is designed to assist you in voting your shares.
Who is entitled to vote at the Annual Meeting?
Holders of either our Class A common stock or Class B common stock as of the close of business on October 8, 2021, the record date for the Annual Meeting (the “Record Date”), are entitled to vote at the Annual Meeting. As of the Record Date, there were 200,333,706 shares of Class A common stock and 77,380,432 shares of Class B common stock outstanding and entitled to vote.
How many votes per share do I have?
Our Class A common stock has one vote per share and our Class B common stock has fifteen votes per share. Our Class A and Class B common stock will vote together as a single class on all matters to be voted upon at the Annual Meeting.
How can I vote?
Your voting options depend on how you hold your shares. If your shares are held in an account by a broker, bank or other agent acting as a nominee, then you are the beneficial owner of shares held in “street-name,” and the proxy materials were forwarded to you by that organization. As a street-name holder, you have the right to instruct that organization on how to vote the shares held in your account at the Annual Meeting. To do so, you should follow the voting instructions you receive from your broker, bank or other agent. If you are the stockholder of record, you may vote as follows:
•By mail, by completing, signing and dating the enclosed proxy card and returning it promptly in the envelope provided.
•By telephone, by calling (866) 230-8413 and following the recorded instructions.
•Online, by going to www.proxydocs.com/AFRM and following the prompts.
•At the Annual Meeting, by following the log in procedures described above and completing the online form during the Annual Meeting.
You can vote over the phone or online until 11:59 p.m., Eastern Time, on the day before the Annual Meeting. If you vote by mail, your proxy or voting instruction card, as applicable, must be received by the day before the Annual Meeting. You may still attend and vote at the Annual Meeting online even if you have already voted by proxy.
How can I change my vote?
You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the beneficial owner, please follow the instructions provided by the broker, bank or other agent through which your shares are held. If you are the stockholder of record, you can change your vote or revoke your proxy by submitting a subsequent proxy or by sending a timely written notice that you are revoking your proxy to the Corporate Secretary at the Company’s address (see the first page of this proxy statement). Such notice will be considered timely if it is received by the day before the Annual Meeting. You can also change your vote by attending and voting at the Annual Meeting online. Please note that simply attending the Annual Meeting will not, by itself, revoke your proxy.

Who will count the votes?
Votes will be counted by the inspector of election appointed for the Annual Meeting by our Board.
What if I am a record holder and I do not submit voting instructions?
If you complete and submit your proxy, the persons named as proxies will vote your shares in accordance with your instructions. If you submit a proxy but do not complete the voting instructions, the persons named as proxies will vote your shares in accordance with the Board’s recommendations below. If you do not submit a proxy or vote at the Annual Meeting, your shares will not be voted.
What if I am a street-name holder and I do not submit voting instructions?
You may instruct your broker, bank or other agent on how to vote your shares by following the instructions they provided with the proxy materials. If you do not do so, the firm has discretion to vote your shares only with respect to Proposal 2, which is considered a “routine” matter. Proposals 1 and 3 are not considered “routine” matters, and the firm that holds your shares will not have discretionary authority to vote your shares for these proposals if you do not provide voting instructions. This is called a “broker non-vote.” Therefore, you are encouraged to return your voting instructions so that your shares are voted at the Annual Meeting.
What vote is necessary to approve each proposal and what are the board’s recommendations?
The following table sets forth the voting requirements for each proposal being voted on at the Annual Meeting and the board’s recommendations.

Proposal	Board Recommendation	Required Vote	Effect of
			Withholding / Abstentions	Broker Non- Votes
1. Election of directors	For each nominee	Plurality of votes cast (nominees that receive the most FOR votes will be elected)	No effect	Not counted as entitled to vote and so no effect
2. Ratification of selection of Deloitte & Touche LLP	For	Majority of the voting power of the shares represented at the meeting and entitled to vote on the matter	Same as a vote AGAINST	Not applicable (brokers have voting discretion)
3. Advisory vote on frequency of say-on-pay votes	For annual say-on-pay votes	Majority of the voting power of the shares represented at the meeting entitled to vote on the matter	Same as a vote AGAINST all options	Not counted as entitled to vote and so no effect
What if other business comes before the Annual Meeting?
We do not expect any other business to properly come before the Annual Meeting; however, if any other business should properly come before the Annual Meeting, the persons named as proxies will vote your shares on such matters in accordance with their best judgment. Each nominee has consented to be a candidate and to serve if elected. Although the Board has no reason to believe that any nominee will be unavailable to serve as a director, if such an event should occur, the Board may designate a substitute nominee or reduce the size of the Board. If the board designates a substitute nominee, proxies will be voted for such substitute nominee(s).
Do I have to do anything in advance if I plan to attend the Annual Meeting?
The Annual Meeting will be a virtual audio meeting of stockholders, which will be conducted via live audio webcast. You are entitled to participate in the Annual Meeting only if you were a holder of our common stock as of the close of business on the Record Date or if you hold a valid proxy for the Annual Meeting.
You will be able to attend the Annual Meeting and submit your questions during the Annual Meeting by visiting www.proxydocs.com/AFRM. You also will be able to vote your shares electronically at the Annual Meeting.

To participate in the Annual Meeting, you will need the control number included on your Notice or proxy card. The live audio webcast will begin promptly at 8:30 a.m., Pacific Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:15 a.m., Pacific Time, and you should allow ample time for the check-in procedures.
How can I submit a question during the Annual Meeting?
Stockholders are permitted to submit questions during the Annual Meeting via www.proxydocs.com/AFRM. We will answer as many questions submitted in accordance with the meeting rules of conduct as possible in the time allotted for the meeting.
How can I get help if I have trouble checking in or listening to the meeting online?
If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Stockholder Meeting log-in page.
What is the effect of giving a proxy?
Proxies are solicited by and on behalf of our Board. The persons named in the proxy have been designated as proxy holders by our Board. When a proxy is properly dated, executed and returned, the shares represented by the proxy will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given; however, the shares will be voted in accordance with the recommendations of our Board. If any matters not described in this proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is postponed or adjourned, the proxy holders can vote your shares on the new meeting date, unless you have properly revoked your proxy, as described above.
Who pays the cost of the proxy solicitation?
We will pay for the costs of soliciting proxies, including the preparation, assembly, printing and mailing of the proxy materials. In addition, our directors, officers and employees may also solicit proxies in person, by telephone, or by other means of communication, without additional compensation. We may also reimburse brokers, banks, fiduciaries, custodians and other institutions for their costs in forwarding the proxy materials to the street-name holders of our common stock.
What is a quorum?
A quorum is the minimum number of shares required to be present at the Annual Meeting for the meeting to be properly held under our bylaws and Delaware law. The presence (including by proxy) of a majority of the voting power of the shares of capital stock issued and outstanding and entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. If there is no quorum, the chairperson of the meeting or a majority of the shares present at the Annual Meeting may adjourn the meeting to a later date.
What does it mean if I received more than one Notice?
If you receive more than one Notice, you hold shares that may be registered in more than one name or in different accounts. Please follow the voting instructions on each Notice to ensure that all of your shares are voted.
I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
We have adopted an SEC-approved procedure called “householding.” Under this procedure, we will deliver only one copy of our Notice, and for those stockholders that received a paper copy of proxy materials in the mail, one copy of our annual report to stockholders and this proxy statement, to multiple stockholders who share the same address (if they appear to be members of the same family) unless we have received contrary instructions from an affected stockholder. Stockholders who participate in householding will continue to receive separate proxy cards if they received a paper copy of proxy materials in the mail. This procedure reduces our printing and mailing costs. Upon written or oral request, we will promptly deliver a separate copy of the proxy materials and annual report to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that we only send a single copy of next year’s proxy materials and annual report, you may contact us as follows:
Affirm Holdings, Inc.
Attention: Secretary
650 California Street
San Francisco, California 94108
(415) 984-0490
Stockholders who hold shares in street-name may contact their brokerage firm, bank, broker-dealer or other nominee to request information about householding.
How can I sign up to receive future proxy materials by e-mail?
We encourage stockholders to take advantage of electronic delivery to help reduce the cost and environmental impact of the Annual Meeting. To sign up for electronic delivery, please follow the instructions above for voting online and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. Also, if you are a beneficial owner, you may sign up for electronic delivery by contacting your bank, broker or other agent through which you hold your shares. Once you sign up, you will not receive a printed copy of the proxy materials unless you request them.
How can I find out the results of the voting at the Annual Meeting?
We will announce the preliminary voting results at the Annual Meeting. Final voting results will tallied by the inspector of elections and will be published in the Company’s Current Report on Form 8-K that we expect to file within four business days after the Annual Meeting.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Our business is managed under the direction of our Board, which is currently composed of nine members. Seven of our nine directors are independent within the meaning of the independent director requirements of the Nasdaq Stock Market LLC (“Nasdaq”). Our Board is divided into three classes with staggered three-year terms. At each Annual Meeting of stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring.
Upon the recommendation of our Nominating and Governance Committee, we are nominating Libor Michalek and Jacqueline D. Reses as Class I directors at the Annual Meeting. If elected, Mr. Michalek and Ms. Reses will each hold office for a three-year term until the Annual Meeting of stockholders to be held in 2024 and until their successors are elected and qualified or until such director’s earlier death, resignation or removal. One of our current Class I directors, Jeremy G. Philips, has decided not to stand for re-election at the Annual Meeting. Accordingly, the Board has reduced the size of the Board to eight members effective at the Annual Meeting.
The following table sets forth the names, ages as of October 1, 2021 and certain other information for each of the directors with terms expiring at the Annual Meeting and for each of the continuing directors:

Name	Class	Age	Director since	Term Expires	Principal Occupation	Our Committee Membership
Max Levchin	III	46	2012	2023	Founder, CEO and Chairman of Affirm Holdings, Inc.	—
Jeremy Liew	III	50	2013	2023	Partner at Lightspeed Venture Partners	Compensation Committee (chair), Nominating and Governance Committee
Libor Michalek	I	48	2021	2021	President, Technology, Risk and Operations of Affirm Holdings, Inc.	—
Jenny J. Ming	II	66	2021	2022	Former Chief Executive Officer of Charlotte Russe	Audit Committee, Nominating and Governance Committee
Jeremy G. Philips(1)	I	49	2015	2021	General Partner of Spark Capital	Nominating and Governance Committee
Christa S. Quarles	II	47	2018	2022	Chief Executive Officer of Corel Corporation	Audit Committee (chair), Compensation Committee
Keith Rabois	II	52	2013	2022	General Partner at Founders Fund	Audit Committee
Jacqueline D. Reses	I	51	2021	2021	Executive Chair of ContextLogic Inc.; Chief Executive Officer of Post House Capital LLC	Audit Committee, Compensation Committee
James D. White*	III	60	2021	2023	Executive Chairman of Air Protein, Inc.	Compensation Committee, Nominating and Governance Committee (chair)
*Lead Independent Director
(1)    Mr. Philips has decided not to stand for re-election when his current term expires at the Annual Meeting.

Director Nominees
Libor Michalek has served as a member of our Board since May 2021. Mr. Michalek has served as our President, Technology, Risk and Operations since May 2021 and previously served as our President, Technology from 2018 to May 2021. Mr. Michalek served as the Company’s Chief Technology Officer from 2015 to 2018. Prior to joining the Company, Mr. Michalek served as an Engineering Director at YouTube and Google. Prior to that, Mr. Michalek served as the Chief Technology Officer of Slide, a personal media-sharing service, which was acquired by Google in 2010. Mr. Michalek has also served in management positions at Topspin, Egroups, Talarian, Thinking Machines Corporation, and the National Center for Supercomputing Applications. Mr. Michalek earned his B.S. in Computer Science from University of Illinois at Urbana-Champaign. Mr. Michalek was selected to serve on our Board due to his deep software, systems, security, machine learning, and engineering experience.
Jacqueline D. Reses has served as a member of our Board since January 2021. Ms. Reses has served as the Chief Executive Officer of Post House Capital LLC, a private investment firm focused on consumer and financial technology, since 2021. She previously served as the Square Capital Lead of Square, Inc., a financial services and technology company, and Executive Chairman of its proposed bank, Square Financial Services, from October 2015 to October 2020. From September 2012 to October 2015, Ms. Reses served as Chief Development Officer of Yahoo! Inc., a technology company. Prior to Yahoo, Ms. Reses served as the head of the U.S. media group at Apax Partners Worldwide LLP, a private equity firm, which she joined in 2001. Ms. Reses also spent seven years at Goldman Sachs in mergers and acquisitions and the principal investment area. Ms. Reses is currently Executive Chair of ContextLogic Inc. and on the board of directors of Endeavor Group Holdings Inc., Pershing Square Tontine Holdings, Ltd. and TaskUS, Inc. She previously served on the board of directors of Alibaba Group Holdings Limited, Social Capital Hedosophia Holdings Corp. and Social Capital Hedosophia III. Ms. Reses is also the Chair of the Economic Advisory Council of the Federal Reserve Bank of San Francisco and sits on the Wharton School Board of Advisors. Ms. Reses received a bachelor’s degree in economics with honors from the Wharton School of the University of Pennsylvania. Ms. Reses was selected to serve on our Board due to her experience as a director of various public companies and her leadership experience at technology companies.
Continuing Directors
Max Levchin is our Founder and has served as our Chairman and Chief Executive Officer (“CEO”) since our founding in 2012. Affirm was spun out of 2012 MRL Investments LLC (f/k/a HVF, LLC) (“HVF”), an exploration company Mr. Levchin founded in 2011 to create and fund companies that leveraged large data sets in new ways. At HVF, Mr. Levchin also founded Glow, a women’s health company, where he remains on the board of directors. Prior to HVF, Mr. Levchin founded and was Chief Executive Officer of Slide, a personal media-sharing service. Slide was acquired by Google in 2010. Slide was created at MRL Ventures Inc. (“MRL”), an earlier exploration company Mr. Levchin founded in 2004, to create and fund companies that leveraged the emergence of social media. At MRL, Mr. Levchin also helped create Yelp Inc., a consumer internet company, where he served as chairman of its board of directors from its founding in 2005 until July 2015. Prior to MRL, Mr. Levchin co-founded PayPal, where he served as Chief Technology Officer from its founding until its sale to eBay in 2003. Mr. Levchin also served on the board for Yahoo! Inc., an internet company, from 2012 until 2015. Mr. Levchin was born in Kiev, Ukraine before moving to the United States and settling in Chicago in 1991. Mr. Levchin holds a B.S. in Computer Science from University of Illinois at Urbana-Champaign, where he founded and led four other technology startups. Mr. Levchin was selected to serve on our Board because of the perspective and experience he brings as our Founder and CEO, as well as his experience as a founder of several technology companies.
Jeremy Liew has served as a member of our Board since 2013. Mr. Liew has been a Partner at Lightspeed Venture Partners, a venture capital firm, since 2006. Prior to joining Lightspeed, Mr. Liew was an executive at Netscape, AOL, Citysearch and IAC. Mr. Liew has served on the board of The Honest Company, Inc. since 2011. Mr. Liew graduated with honors with a BSc in mathematics, and a BA in Linguistics, from the Australian National University, and with an M.B.A. from Stanford Business School. Mr. Liew was selected to serve on our Board because of his substantial experience in overseeing multiple technology investments and his previous experience as a technology executive.
Christa S. Quarles has served as a member of our Board since 2018. Since September 2020, Ms. Quarles has been the Chief Executive Officer and a Board Director of Corel Corporation, a private software company. Prior to joining Corel, Ms. Quarles served as the Chief Executive Officer of OpenTable, Inc., an online restaurant reservation service, from 2015 to 2018. Before OpenTable, Ms. Quarles served as the Chief Business Officer of NextDoor, Inc., a social networking company, from 2014 to 2015. Leading up to NextDoor, Ms. Quarles held positions of increasing responsibility with The Walt Disney Company, including Senior Vice President and General Manager as well as Chief Financial Officer and Head of Business Operations for their Mobile and Social Games division. She came to Disney via its acquisition of Playdom Inc., where she had been its Chief Financial Officer. Ms. Quarles is a member of the board of directors of Kimberly-Clark Corporation, where she served as a member of the audit committee from 2016 to March 2021. Ms. Quarles earned her B.S. from Carnegie Mellon University, where she was elected to Phi Beta Kappa, and a M.B.A. from Harvard University. Ms. Quarles was selected to serve on our Board due to her financial expertise, her experience on a public company audit committee, and her leadership experience as the Chief Executive Officer of an e-commerce marketplace.
Keith Rabois has served as a member of our Board since 2013. Mr. Rabois has been a General Partner at Founders Fund since 2019. Prior to joining Founders Fund, Mr. Rabois served as a Managing Director at Khosla Ventures from 2013 to 2019. Mr. Rabois also served as the Chief Operating Officer of Square, an Executive Vice President of Strategy & Business Development at Slide, and as Vice President of Business & Corporate Development at LinkedIn. Mr. Rabois began his career in the industry as a senior executive at PayPal and has also practiced as an attorney at Sullivan & Cromwell. Mr. Rabois earned his B.A. in Political Science from Stanford University and his J.D. from Harvard University. Mr. Rabois was selected to serve on our Board due to his experience as an executive of a payment processing platform, his experience as a venture capitalist, and his legal background.
Jenny J. Ming has served as a member of our Board since February 2021. Ms. Ming was Chief Executive Officer of Charlotte Russe from October 2009 to February 2019, a fast fashion specialty retailer of apparel and accessories catering to young women. In February 2019, Charlotte Russe filed a voluntary petition under Chapter 11 of the U.S. Bankruptcy Code. From March 1999 to October 2006, Ms. Ming served as President of Old Navy, a brand in The Gap Inc.’s portfolio, where she oversaw all aspects of Old Navy and its retail clothing stores in the U.S. and Canada. Ms. Ming joined Gap Inc. in 1986, serving in various executive roles for the Gap brand. In 1994, she was a member of the executive team that launched Old Navy. Ms. Ming has served on the board of directors of Levi Strauss & Co since 2014 and Poshmark since 2019. She holds a B.A. in Fashion Merchandising/Marketing from San Jose State University and has been on the Tower Foundation board since 2010. Ms. Ming was selected to serve on our Board due to her experience serving as a director of a public company and her experience as a retail executive and co-founder of the Old Navy brand.
James D. White has served as a member of our Board since February 2021 and as our Lead Independent Director since September 2021. Mr. White served for eight years, from 2008 to 2016, as the Chairman, President and Chief Executive Officer of Jamba Inc. Prior to that, from 2005 to 2008, Mr. White was Senior Vice President and General Manager of Safeway, Inc., a U.S. supermarket chain. From 1983 to 2005 Mr. White held management roles at Gillette, Nestle Purina and Coca-Cola. Additionally, Mr. White currently serves on the board of directors of Adtalem Global Education, Panera Bread Company-JAB Holdings and Schnucks. He previously served on the board of directors of Bradshaw Home, CallidusCloud, Daymon Worldwide, Hillshire Brands and Keane Inc. His non- profit board experience includes Directors Academy, where he is a founding member and currently Board Chairman, as well as Board Chairman for Fair Trade USA. He previously served on the non-profit boards of the NASDAQ Entrepreneurial Center, The Organic Center and the Network of Executive Women. Mr. White received a B.S. degree, with a major in marketing, from The University of Missouri and an MBA from Fontbonne University. He is also a graduate of the Cornell University Food Executive Program and was a Stanford University Distinguished Careers Institute Fellow in 2018. Mr. White was selected to serve on our Board due to his experience as a public company director and his experience as an executive.
Directors Not Standing for Re-Election
Jeremy G. Philips has served as a member of our Board since 2015. Mr. Philips has served as a General Partner of Spark Capital, a venture capital firm, since 2014. Prior to joining Spark Capital, Mr. Philips served as Chief Executive Officer of Photon Group Limited, a holding company listed on the Australian Securities Exchange. He also held various roles of increasing responsibility with News Corporation, most recently as an Executive Vice President in the Office of the Chairman. He was also Co-Founder and Vice-Chairman of ecorp, a publicly traded technology holding company. Mr. Philips currently also serves on the board of directors of TripAdvisor, Inc., where he has served as a director since 2011. Mr. Philips is an adjunct professor at Columbia Business School and holds a B.A. and LL.B. from the University of New South Wales and an M.P.A. from the Harvard Kennedy School of Government. Mr. Philips was selected to serve on our Board due to his financial expertise and his experience as a founder, executive and investor in technology companies.

Director Independence
Our Class A common stock is listed on Nasdaq. Under the listing standards of Nasdaq, independent directors must comprise a majority of a listed company’s board of directors within a specified period after the completion of its initial public offering. In addition, the listing standards of Nasdaq require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and governance committees be independent. Audit committee members and compensation committee members must also satisfy the independence criteria set forth in Rule 10A-3 and Rule 10C-1, respectively, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Under the listing standards of Nasdaq, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
Our Board has undertaken a review of the independence of each director and has determined that each of Mses. Ming, Quarles and Reses and Messrs. Liew, Philips, Rabois and White is “independent” as that term is defined under the listing standards of Nasdaq. In making these determinations, our Board considered the current and prior relationships that each non-employee director has with our Company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section titled “Certain Relationships and Related-Party Transactions.”
There are no family relationships among any of our directors or executive officers.
Board Leadership Structure
Mr. Levchin, our Founder and Chief Executive Officer, serves as Chairman of our Board and presides over meetings of our Board, holds such other powers, and carries out such other duties as are customarily carried out by the chair of a board. Our independent directors bring experience, oversight, and expertise from outside of our company, while Messrs. Levchin and Michalek each bring current company-specific experience, leadership, and insight as our Founder and Chief Executive Officer and President, Technology, Risk and Operations, respectively.
Our Board has adopted corporate governance guidelines that provide that one of our independent directors may serve as our Lead Independent Director if the Chair is not independent. Our Board has appointed Mr. White to serve as our Lead Independent Director. As Lead Independent Director, Mr. White presides over periodic meetings of our independent directors, serves as a liaison between our Chair and our independent directors, and performs such additional duties as our Board may otherwise determine and delegate. Our Board believes that our existing board leadership structure is appropriate and provides independent leadership and engagement from the Lead Independent Director, while providing the benefit of having our Chief Executive Officer, the individual with primary responsibility for managing the company’s day-to-day operations, chair regular Board meetings as key business and strategic issues are discussed.
Board and Stockholder Meetings and Committees
During the fiscal year ended June 30, 2021 (“fiscal 2021”), our Board held seven meetings (including regularly scheduled and special meetings). Since being formed in November 2020, our Audit Committee met five times, our Compensation Committee met two times, and our Nominating and Governance Committee met two times. Each director attended at least 75% of the aggregate of (i) the total number of meetings of our Board held during the period for which he or she served as a director and (ii) the total number of meetings held by all committees of our Board on which he or she served during the periods that he or she served.
Although we do not have a formal policy regarding attendance by members of our Board at annual meetings of stockholders, we encourage, but do not require, our directors to attend.
Our Board has established three standing committees: an Audit Committee, a Compensation Committee, and a Nominating and Governance Committee. Each of our standing committees operates under a written charter that complies with the applicable requirements of the Nasdaq listing standards and the applicable rules and regulations of the SEC. Each of the charters is posted on the “Corporate Governance” section of our investor relations website at investors.affirm.com/corporate-governance/governance-overview.

Audit Committee
Our Audit Committee is responsible for, among other things:
•selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
•evaluating the independence and overseeing performance of the independent registered public accounting firm;
•reviewing and discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent registered public accounting firm, our interim and year-end operating results;
•reviewing our financial statements and our critical accounting policies;
•reviewing the adequacy and effectiveness of our accounting and internal controls;
•discussing our major litigation and financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies with respect to risk assessment and risk management;
•developing and overseeing procedures for employees to submit concerns anonymously about questionable accounting or auditing matters;
•reviewing our program to monitor compliance with our Code of Ethics and Business Conduct; and
•pre-approving all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.
Each member of our Audit Committee meets the requirements for independence under the listing standards of Nasdaq and the applicable rules and regulations of the SEC. Each member of our Audit Committee also meets the financial literacy and sophistication requirements of the listing standards of Nasdaq. In addition, our Board has determined that Ms. Quarles is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K under the Securities Act of 1933.
Compensation Committee
Our Compensation Committee is responsible for, among other things:
•reviewing, approving and determining, or making recommendations to our Board regarding, the compensation of our executive officers;
•evaluating annually the performance of our CEO and making recommendations to the independent directors regarding the CEO’s compensation;
•administering our equity compensation plans;
•reviewing and approving and making recommendations to our Board regarding incentive compensation and equity compensation plans;
•together with the Nominating and Governance Committee, developing and making recommendations to our Board regarding succession planning for our CEO and other senior management positions;
•establishing and reviewing general policies relating to compensation and benefits of our employees; and
•making recommendations regarding non-employee director compensation to our full Board.
Each of the members of our Compensation Committee meets the requirements for independence under the listing standards of Nasdaq and the applicable rules and regulations of the SEC. Each member of the Compensation Committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act.
Nominating and Governance Committee
Our Nominating and Governance Committee is responsible for, among other things:
•identifying, evaluating and selecting, or making recommendations to our Board regarding, nominees for election to our Board and its committees;
•evaluating the performance of our Board;
•considering and making recommendations to our Board regarding the composition of our Board and its committees;
•recommending to the independent directors an independent director to serve as Lead Independent Director;
•developing, reviewing, or making recommendations to our Board regarding corporate governance principles;
•together with the Compensation Committee, developing and making recommendations to our Board regarding succession planning for our CEO and other senior management position; and
•reviewing, approving, or ratifying related party transactions.
Each of the members of our Nominating and Governance Committee meets the requirements for independence under the listing standards of Nasdaq.
Compensation Committee Interlocks and Insider Participation
None of the members of our Compensation Committee is or has been an officer or employee of our Company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more executive officers serving on our Board or Compensation Committee.
Board Diversity
The following matrix presents the gender and demographic diversity of our board:

Total Number of Directors		9
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	6	—	—
Part II: Demographic Background
African American or Black	—	1	—	—
Alaskan Native or Native American	—	—	—	—
Asian	1	1	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	4	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	1	—	—
Did Not Disclose Demographic Background	—	—	—	—
Considerations in Evaluating Director Nominees
Our Nominating and Governance Committee uses a variety of methods for identifying and evaluating potential director candidates. In its evaluation of director candidates, including the current directors eligible for re-election, our Nominating and Governance Committee will consider the current size and composition of our Board and the needs of our Board and the respective committees of our Board. Some of the qualifications that our Nominating and Governance Committee considers include, without limitation, experience of particular relevance to us and the Board, accomplishments, superior credentials, independence, area of expertise, and the highest ethical and moral standards. Although our Board does not maintain a specific policy with respect to board diversity, our Board believes that the board should be a diverse body, and the Nominating and Governance Committee considers a broad range of backgrounds and experiences. In making determinations regarding nominations of directors, the Nominating and Governance Committee may take into account the benefits of diverse viewpoints. Any search firm retained by our Nominating and Governance Committee to find director candidates would be instructed to take into account all of the considerations used by our Nominating and Governance Committee. After completing its review and evaluation of director candidates, our Nominating and Governance Committee recommends to our full Board the director nominees for selection.
Stockholder Recommendations for Nominations to the Board of Directors
The Nominating and Governance Committee considers director candidates recommended by stockholders. Stockholders may recommend a candidate by writing to the Corporate Secretary at the Company’s address listed on the first page of this proxy statement, and including all information that our bylaws require for director nominations. The Nominating and Governance Committee evaluates director candidates submitted by stockholders in the same manner in which it evaluates other director candidates.
Communications with the Board of Directors
Interested parties wishing to communicate with our independent directors may do so by writing to the Board or to the particular member or members of our Board and mailing the correspondence to our Chief Legal Officer at the Company’s address listed on the first page of this proxy statement. Our Chief Legal Officer or Legal Department, in consultation with appropriate members of our Board, as necessary, will review all incoming communications and, if appropriate, all such communications will be forwarded to the appropriate member or members of our Board, or if none is specified, to the Chairman of our Board.
Corporate Governance Guidelines and Code of Ethics and Business Conduct
Our Board has adopted Corporate Governance Guidelines. These guidelines address items such as the qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable to us in general. In addition, our Board has adopted a Code of Ethics and Business Conduct that applies to all of our employees, officers and directors, including our chief executive officer, chief financial officer, and other executive and senior financial officers. The full text of our Corporate Governance Guidelines and our Code of Ethics and Business Conduct is posted on our investor relations webpage at investors.affirm.com in the “Corporate Governance” section. We intend to post any amendments to our Code of Ethics and Business Conduct, and any waivers of our Code of Ethics and Business Conduct for directors and executive officers, on the same website.
Role of the Board in Risk Oversight
One of the key functions of our Board is informed oversight of our risk management process which risks include, among others, strategic, financial, business and operational, cybersecurity, legal and regulatory compliance, and reputational risks. Our Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through its standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure. Our Audit Committee is responsible for discussing our major litigation and financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies with respect to risk assessment and risk management. In addition to oversight of the performance of our external audit function, our Audit Committee also monitors compliance with legal and regulatory requirements. Our Nominating and Governance Committee develops and reviews our Corporate Governance Guidelines and reviews related party transactions. Our Compensation Committee reviews with management our compensation arrangements to evaluate whether any of our compensation policies and programs has the potential to encourage excessive risk-taking and reviews discussed the relationship between risk management policies and practice, corporate strategy and our compensation arrangements.

Non-Employee Director Compensation
In November 2020, our Board approved a compensation policy for our non-employee directors (the “director compensation policy”) pursuant to which our non-employee directors receive the compensation described in the table below. The director compensation policy was developed with input from the Board’s independent compensation consultant, Compensia, Inc., regarding practices and compensation levels at comparable companies. The director compensation policy is designed to attract, retain and reward non-employee directors.

Cash Compensation(1)
Annual retainer		$45,000
Lead Independent Director retainer(2)		$28,000
Additional annual retainers for committee service	Chair	Member
Audit Committee	$25,000	$12,500
Compensation Committee	$18,000	$9,000
Nominating and Governance Committee	$10,000	$5,000
Equity Compensation(3)
Initial grant of RSUs(4)		$500,000
Annual grant of RSUs(5)		$200,000
(1)Paid in quarterly installments in arrears and pro-rated for directors whose service commences during the year.
(2)During fiscal 2021, we did not have a Lead Independent Director. Effective September 2, 2021, the Board appointed James D. White to serve as Lead Independent Director.
(3)Amounts represent the approximate grant date fair value of RSUs that will be settled in shares of Class A common stock. All equity awards granted pursuant to the director compensation policy vest, in addition to the schedules below, upon a change in control of the Company.
(4)Award vests, subject to the director’s continued service, in equal annual installments on the first three anniversaries of the director’s commencement of service. Applies only to directors who commenced service after the Company’s January 2021 initial public offering (“IPO”).
(5)Award vests, subject to the director’s continued service, in full on the earlier of (i) the date of our next annual meeting of our stockholders (or the date immediately prior to our next annual meeting of our stockholders if the non-employee director’s service as a director ends at such meeting due to the director’s failure to be re-elected or the director not standing for re-election); or (ii) the first anniversary of the date of grant.
We reimburse each non-employee director for ordinary, necessary, and reasonable out-of-pocket travel expenses to cover in-person attendance at and participation in meetings of our Board and any committee of the Board. Our directors who are also employees, Messrs. Levchin and Michalek, do not receive any additional compensation for their services as a director. The following table sets forth information regarding compensation earned by or paid to our non-employee directors during fiscal 2021.
Fiscal 2021 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	All Other Compensation ($)	Total ($)
Jeremy Liew	46,583	200,018	—	246,601
Jenny J. Ming	25,625	861,914	—	887,539
Jeremy G. Philips	33,333	200,018	—	233,351
Christa S. Quarles	52,667	200,018	—	252,685
Keith Rabois(3)	—	—	—	—
Jacqueline D. Reses	27,708	861,914	—	889,623
James D. White	26,667	861,914	—	888,581
(1)    Reported amounts represent the aggregate grant date fair value of RSUs granted during fiscal year 2021, as computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. See Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for fiscal 2021 for the assumptions used in calculating the grant date fair value. The grant date fair value does not necessarily correspond to the actual economic value that may be realized for these awards. As of June 30, 2021, our non-employee directors had the following RSUs outstanding: Mr. Liew (4,082), Ms. Ming (10,205), Mr. Philips (4,082), Ms. Quarles (4,082), Mr. Rabois (0), Ms. Reses (10,205), and Mr. White (10,205).
(2)    Reported amounts represent the grant date fair value of RSUs granted to Mses. Ming and Reses and Mr. White in March 2021 in connection with the commencement of their service on the Board for which the number of RSUs granted was determined using the $49.00 per share price to the public in our IPO, while the grant date fair value was determined based on the closing price of shares of our Class A common stock on the date of grant.
(3)    Mr. Rabois waived his right to any non-employee director compensation in fiscal 2021.

PROPOSAL NO. 1: ELECTION OF DIRECTORS
Our Board is currently composed of nine members. In accordance with our certificate of incorporation, our Board is divided into three classes with staggered three-year terms. One class is elected each year at the annual meeting of stockholders for a term of three years. At the Annual Meeting, three Class I directors will be elected for a three-year term to succeed the same class whose term is then expiring. Each director’s term continues until the election and qualification of such director’s successor, or such director’s earlier death, resignation or removal.
Nominees
Our Board has nominated Libor Michalek and Jacqueline D. Reses for election as Class I directors at the Annual Meeting. If elected, each of Mr. Michalek and Ms. Reses will serve as Class I directors until the 2024 Annual Meeting of stockholders and until their successors are elected and qualified or their earlier death, resignation or removal. Each of the nominees is currently a director of the Company. One of our current Class I directors, Jeremy G. Philips, has decided not to stand for re-election at the Annual Meeting. Accordingly, the Board has reduced the size of the board to eight members effective at the Annual Meeting. For information concerning the nominees, see the section entitled “Board of Directors and Corporate Governance.”
If you are a stockholder of record and you sign your proxy card or vote over the internet or by telephone but do not give instructions with respect to the voting of directors, your shares will be voted FOR the election of Mr. Michalek and Ms. Reses. We expect that Mr. Michalek and Ms. Reses will accept such nomination; however, in the event that a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by our Board to fill such vacancy. If you are a beneficial owner of shares of our common stock and you do not give voting instructions to your broker, bank or other nominee, then your broker, bank or other nominee will leave your shares unvoted on this matter.
Vote Required
The election of Class I directors requires a plurality vote of the voting power of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved. Accordingly, the two nominees receiving the highest number of votes cast “FOR” will be elected. Any shares voted “WITHHOLD” and broker non-votes are not considered votes vast for the foregoing purpose and will have no effect on the outcome of the election.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES NAMED IN THIS PROXY STATEMENT AS CLASS I DIRECTORS TO SERVE FOR A THREE-YEAR TERM.

PROPOSAL NO. 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our Audit Committee has appointed Deloitte & Touche LLP, as our independent registered public accounting firm to audit our consolidated financial statements for our fiscal year ending June 30, 2022. Deloitte & Touche LLP has served as our independent registered public accounting firm since 2020.
At the Annual Meeting, stockholders are being asked to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending June 30, 2022. Stockholder ratification of the appointment of Deloitte & Touche LLP is not required by our bylaws or other applicable legal requirements. However, our Board is submitting the appointment of Deloitte & Touche LLP to our stockholders for ratification as a matter of good corporate governance. In the event that this appointment is not ratified by the affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote, our Audit Committee will consider the outcome of the vote in determining whether to retain this firm for our fiscal year ending June 30, 2022. Even if the appointment is ratified, our Audit Committee, in its sole discretion, may appoint another independent registered public accounting firm at any time during our fiscal year ending June 30, 2022 if our Audit Committee believes that such a change would be in the best interests of the Company and its stockholders. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she wishes to do so, and is expected to be available to respond to appropriate questions from stockholders.
Fees Paid to the Independent Registered Public Accounting Firm
The following table presents fees for professional audit services and other services rendered to us by Deloitte & Touche LLP for our fiscal years ended June 30, 2021 and 2020.

	Fiscal 2021	Fiscal 2020
Audit Fees(1)	$3,142,438	$3,550,400
Audit-Related Fees(2)	874,715	—
Tax Fees(3)	633,314	—
All Other Fees	—	—
Total Fees	$4,650,468	$3,550,400
(1)“Audit Fees” consisted of fees for professional services provided in connection with the audit of our consolidated financial statements (including the adoption of new accounting standards and certain other accounting consultations), quarterly reviews of interim condensed consolidated financial statements, SEC registration statements (including our IPO), and related administrative charges.
(2)“Audit-Related Fees” consisted of fees for professional services that are reasonably related to the performance of the audit or review of our financial statements not reported as “Audit Fees.” This category includes fees related to acquisition support due diligence procedures and fees related to service organization controls reporting.
(3)“Tax Fees” related to professional services rendered in connection with tax compliance and preparation relating to tax returns and tax audits, as well as for tax consulting and planning services.
Auditor Independence
In the fiscal year ended June 30, 2021, there were no other professional services provided by Deloitte & Touche LLP that would have required our Audit Committee to consider their compatibility with maintaining the independence of Deloitte & Touche LLP.
Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Our Audit Committee has established a policy governing our use of the services of our independent registered public accounting firm. Under the policy, our Audit Committee is required to pre-approve all audit and permissible non-audit services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair such accounting firm’s independence. All fees paid to Deloitte & Touche LLP for our fiscal years ended June 30, 2021 and 2020 were pre-approved by our Audit Committee or, prior to the formation of our Audit Committee, the Board.

Change in Accountants
On March 30, 2020, we retained Deloitte & Touche LLP as our independent registered public accounting firm, and Ernst & Young LLP was dismissed as our independent auditor, however, Ernst & Young LLP is still engaged to provide services with respect to our consolidated financial statements as of and for the fiscal year ended June 30, 2019, including performing additional audit procedures required by the standards of the Public Company Accounting Oversight Board. The decision to change our independent auditors was approved by our Board.
Ernst & Young LLP issued a report on our audited financial statements for the fiscal year ended June 30, 2019. This report did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles. During our two most recent fiscal years, we had no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to its satisfaction, would have caused Ernst & Young LLP to make reference in connection with its report. During our two most recent fiscal years and the subsequent interim period preceding our dismissal of Ernst & Young LLP, there were no reportable events as such term is defined in Item 304(a)(1)(v) of Regulation S-K.
During our two most recent fiscal years and subsequent interim period preceding our engagement of Deloitte & Touche LLP, neither we, nor anyone acting on our behalf, consulted with Deloitte & Touche LLP on matters that involved (i) the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to us that Deloitte & Touche LLP concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, or (ii) any other matter that was either the subject of a disagreement as that term is used in Item 304(a)(1)(iv) of Regulation S-K or a reportable event.
Vote Required
The ratification of the appointment of Deloitte & Touche LLP requires the affirmative vote of a majority of the voting power of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote AGAINST the proposal.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR ENDING JUNE 30, 2022.

AUDIT COMMITTEE REPORT
The information contained in this Audit Committee report shall not be deemed to be “soliciting material,” “filed” with the SEC, subject to Regulations 14A or 14C of the Exchange Act, or subject to the liabilities of Section 18 of the Exchange Act. No portion of this Audit Committee report shall be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that Affirm specifically incorporates this report or a portion of it by reference.
The Audit Committee assists our Board in oversight of (1) our accounting and financial reporting processes and the audits of our financial statements; (2) the independent auditor’s qualifications, independence, and performance; (3) our internal audit function and the performance of our internal controls; (4) financial, operational, and security risk exposures; and (5) our compliance with legal and regulatory requirements. Deloitte & Touche LLP, the Company’s independent registered public accounting firm, was responsible for auditing the financial statements prepared by our management for the fiscal year ended June 30, 2021.
In connection with our review of our audited financial statements for the fiscal year ended June 30, 2021, we relied on reports received from Deloitte & Touche LLP as well as the advice and information we received during discussions with our management. In this context, we hereby report as follows:
•the Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended June 30, 2021 with our management;
•the Audit Committee has discussed with Deloitte & Touche LLP, the matters required to be discussed under the rules adopted by the Public Company Accounting Oversight Board (“PCAOB”);
•the Audit Committee has received and reviewed the written disclosures and the letter from Deloitte & Touche LLP, required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with Deloitte & Touche LLP its independence from the Company; and
•based on the review and discussion referred to in paragraphs (a) through (c) above, the Audit Committee recommended to our Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2021, for filing with the SEC.
Members of the Audit Committee:
Christa S. Quarles (Chair)
Jenny J. Ming
Keith Rabois
Jacqueline D. Reses

PROPOSAL NO. 3: APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE FREQUENCY OF FUTURE NON-BINDING VOTES TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
Section 14A of the Exchange Act provides that every six years we must provide stockholders an opportunity to vote, on a non-binding and advisory basis, for their preference on how frequently we should conduct a non-binding advisory vote to approve the compensation of our named executive officers. Specifically, stockholders may indicate whether they would prefer such an advisory vote to approve named executive officer compensation to be presented for stockholder approval every one, two or three years, or abstain on this matter.
Our Board recommends that the say-on-pay vote be submitted to the stockholder every year. Our Board believes that an annual vote on named executive officer compensation provides stockholders with the opportunity to provide more frequent and direct input to the Board and the Compensation Committee about our executive compensation philosophy, policies and practices.
Vote Required
Because this proposal has four options, it is possible that no option will receive the support of a majority of the voting power of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon. Therefore, our Board will consider the option among one year, two years or three years that receives the highest number of votes of the holders of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon to be the frequency preferred by our stockholders. Abstentions will have the same effect as votes AGAINST all other options. Broker non-votes will have no effect on this proposal.
Because this proposal is an advisory vote, the result will not be binding on our Board. However, our Board and the Compensation Committee value stockholders’ opinions and will take into account the outcome of the advisory vote when determining how often we should submit to stockholders future “say-on-pay” votes.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR A “ONE YEAR” FREQUENCY FOR FUTURE ADVISORY VOTES TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

EXECUTIVE OFFICERS
The following table sets forth certain information about our executive officers and their respective ages as of October 1, 2021. Officers are elected by the Board to hold office until their successors are elected and qualified or such officer’s earlier death, resignation or removal.

Name	Age	Position
Max Levchin	46	Founder, Chief Executive Officer and Chairman of the Board of Directors
Michael Linford	38	Chief Financial Officer
Katherine Adkins	59	Chief Legal Officer
Silvija Martincevic	42	Chief Commercial Officer
Libor Michalek	48	President, Technology, Risk and Operations
For the biographies of Messrs. Levchin and Michalek, see “Board of Directors and Corporate Governance—Director Nominees” and “Board of Directors and Corporate Governance—Continuing Directors.”
Michael Linford has served as Chief Financial Officer at Affirm since August 2018. Prior to joining Affirm, Mr. Linford held various leadership roles at HP Inc. (“HP”), a global provider of personal computing devices, and Hewlett Packard Enterprise Company (“HPE”), an enterprise information technology company, including Chief Financial Officer of HPE Software from March 2017 to May 2018 and Vice President of M&A Integration at HPE from 2015 to March 2017. Mr. Linford also served as Vice President, License Verification and Strategic Deals of Micro Focus International plc, a software and information technology company, from September 2017 to May 2018. Prior to HP, Mr. Linford served as a Principal at KKR & Co., a global investment company, focusing on retail and consumer private equity, and as a Business Analyst at McKinsey & Company, focusing on the consumer, retail and energy sectors. Mr. Linford earned a B.S. in Mechanical Engineering with Highest Honors from The University of Texas at Austin.
Katherine Adkins has served as our Chief Legal Officer since July 2021. Prior to her appointment as Chief Legal Officer, Ms. Adkins served as Vice President, Legal and Bank Strategy and Deputy General Counsel, Legal Platforms from 2019 to July 2021. Prior to joining Affirm, Ms. Adkins served as Group Vice President, General Counsel and Secretary of Toyota Financial Services from 2009 to 2019. Ms. Adkins has 30 years of experience in the automotive, financial services, and financial technology industries. Ms. Adkins earned her B.A. in International Studies and Economics from the University of Nebraska, Lincoln and J.D. from Loyola University of Los Angeles.
Silvija Martincevic has served as our Chief Commercial Officer since April 2019 and is responsible for commercial, partnership, and marketing strategy. Before joining Affirm, Ms. Martincevic served a variety of roles at Groupon Inc., including Chief Operating Officer and Chief Marketing Officer at Groupon Inc.’s international business across Europe, Asia, and Australia from November 2018 to April 2019 and February 2018 to April 2019, respectively, and General Manager and VP, Health, Beauty and Wellness at Groupon Inc’s North American business from May 2015 to April 2018. Ms. Martincevic also spent 10 years in the investment management industry managing investments and portfolio risks for large institutions. She co-founded Zenna Financial Services in 2003 and served as its Chief Executive Officer, which was acquired in 2007, and held other senior leadership roles in the investment and hedge fund industry. Ms. Martincevic sits on the boards of Lemonade, an insure-tech company, and Kiva, a peer lending not-for-profit. Ms. Martincevic earned her B.A. in Economics, summa cum laude, at Beloit College, and M.B.A. in Econometrics and Statistics from the Booth School of Business at the University of Chicago.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This Compensation Discussion and Analysis describes the compensation program for our Chief Executive Officer, our Chief Financial Officer, and our next three most highly compensated executive officers (other than our Chief Executive Officer and Chief Financial Officer), whom we refer to as our Named Executive Officers. For fiscal 2021, our Named Executive Officers were:

Name	Position
Max Levchin	Founder, CEO and Chairman of the Board of Directors
Michael Linford	Chief Financial Officer
Libor Michalek	President, Technology, Risk and Operations
Silvija Martincevic	Chief Commercial Officer
Sharda Caro del Castillo	Former Chief Legal Officer
Ms. Caro del Castillo resigned as our Chief Legal Officer effective on June 30, 2021, the last day of fiscal 2021.
Executive Summary
Who We Are
We founded Affirm in 2012 with a mission to deliver honest financial products that improve lives. We are building the next generation platform for digital and mobile-first commerce. We believe by using modern technology, the very best engineering talent, and a mission-driven approach we can reinvent the payment experience. Our solutions, which are built on trust and transparency, make it easier for consumers to spend responsibly and with confidence, easier for merchants to convert sales and grow, and easier for commerce to thrive. On January 15, 2021, we completed our IPO of our Class A common stock.
Fiscal 2021 Business Highlights
Fiscal 2021 was a strong year for us marked by significant achievements across our business. Fiscal 2021 business highlights included the following:
Financial Highlights
•Total revenue was $870.5 million, a 71% increase from the fiscal year ended June 30, 2020 (“fiscal 2020”)
•Total revenue less transaction costs* was $431.4 million compared to $160.9 million in fiscal 2020
•Operating loss was $379.2 million compared to $107.8 million in fiscal 2020
•Adjusted operating income* was $14.3 million compared to an adjusted operating loss of $68.3 million in fiscal 2020
•Net loss was $430.9 million compared to $112.6 million in fiscal 2020
Operating Highlights
•Gross merchandise volume (“GMV”)** was $8.3 billion, a 79% increase from fiscal 2020
•Active consumers grew to 7.1 million consumers, an increase of 97% compared to fiscal 2020
•Transactions per active consumer increased 8% from June 30, 2020 to approximately 2.3 transactions per fiscal year as of June 30, 2021
* Total revenue less transaction costs and adjusted operating income are non-GAAP financial measures. The Company believes that total revenue transaction costs is a useful financial measure to both the Company and investors of the economic value generated by transactions processed on the Company’s platform. The Company also believes that adjusted operating income is a useful financial measure to both the Company and investors for evaluating its operating performance and that it facilitates period to period comparisons of the Company’s results of operations as the items excluded generally are not a function of the Company’s operating performance. For a full reconciliation for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP, please see Appendix A to this proxy statement.
** GMV is a key operating metric that the Company defines as the total dollar amount of all transactions on the Affirm platform during the applicable period, net of refunds. GMV does not represent revenue earned by the Company. However, the Company believes that GMV is a useful operating metric to both the Company and investors in assessing the volume of transactions that take place on the Company’s platform, which is an indicator of the success of the Company’s merchants and the strength of that platform.
Fiscal 2021 Executive Compensation Highlights
The Compensation Committee (or, prior to the formation of the Compensation Committee in connection with our IPO, our full Board) took the following key actions with respect to the compensation of our Named Executive Officers for and during fiscal 2021:
•Base Salaries. As part of a comprehensive review of our executive compensation program in advance of our IPO, approved annual base salary increases in October 2020 ranging from 1.2% to 20.8% for our Named Executive Officers (other than our CEO, who maintained his nominal salary of $10,000).
•Cash Incentive Plan. Following our IPO, we implemented a cash incentive plan effective in January 2021 for our Named Executive Officers (other than our CEO). We did not previously have a cash incentive plan for our Named Executive Officers, except that Ms. Martincevic, our Chief Commercial Officer, participated in an individual performance bonus plan during the first half of fiscal 2021 designed to compensate her for her leadership, achievements and contributions to our commercial success.
•Long-Term Incentive Compensation. As part of a comprehensive review of our executive compensation program in advance of our IPO:
–for our Named Executive Officers (other than our CEO), approved grants of options to purchase shares of our Class A common stock with time-based vesting and grants of restricted stock units, or RSUs, with time-based vesting that upon vesting may be settled in shares of our Class A common stock.
–for our CEO, approved a long-term, multi-year performance-based option to purchase shares of our Class A common stock with time-based vesting that will be earned based on the achievement of specified stock price hurdles over a period of five years.
Pay-for-Performance
We believe our executive compensation program is reasonable, competitive, and appropriately balances the goals of attracting, motivating, rewarding, and retaining our Named Executive Officers with the goal of aligning their interests with those of our stockholders. To ensure this alignment and to motivate and reward individual initiative and effort, a substantial portion of our Named Executive Officers’ target annual total direct compensation opportunity is both variable in nature and “at-risk.”
We emphasize variable compensation that appropriately rewards our Named Executive Officers through two separate compensation elements:
•First, our Named Executive Officers (other than our CEO) participate in our cash incentive plan, which provides those officers with the opportunity to earn cash incentive payments based on achievement of short-term financial and operational performance targets set by the Compensation Committee. In fiscal 2021, this cash incentive plan was in effect from January 1 through June 30, 2021. During that same period, we also provided Ms. Martincevic, our Chief Commercial Officer, with the opportunity to earn an additional cash incentive payment if our combined merchant network revenue and virtual card network revenue recognized during the second half of fiscal 2021 exceeded established targets.
•In addition, for our Named Executive Officers (other than our CEO), we grant options to purchase shares of our Class A common stock with time-based vesting and RSUs with time-based vesting that upon vesting may be settled in shares of our Class A common stock. For our CEO, during fiscal 2021, our Board approved a long-term, multi-year performance-based option to purchase shares of our Class A common stock with time-based vesting that will be earned based on the achievement of specified stock price hurdles over a period of five years. The value of these awards is closely linked to the value of our Class A common stock, thereby closely aligning the interests of our Named Executive Officers with those of our stockholders.
We believe that this design provides balanced incentives for our Named Executive Officers to drive both short-term financial performance and long-term growth.
Executive Compensation Policies and Practices
We endeavor to maintain sound governance standards consistent with our executive compensation policies and practices. The Compensation Committee evaluates our executive compensation program on a regular basis to ensure that it is consistent with our short-term and long-term goals, given the dynamic nature of our business and the market in which we compete for executive talent. The following summarizes our key executive compensation-related policies and practices:
What We Do
•Maintain an Independent Compensation Committee. The Compensation Committee consists solely of independent directors who establish our executive compensation policies and practices.
•Retain an Independent Compensation Consultant. Since our IPO, the Compensation Committee has engaged its own compensation consultant to provide information, analysis, and other advice on executive compensation matters independent of management. Prior to our IPO, our Board engaged the same compensation consultant. This consultant performed no other consulting or other services for us in fiscal 2021.
•Conduct an Annual Executive Compensation Review. The Compensation Committee reviews and approves our executive compensation strategy at least annually, including a review and determination of our compensation peer group used for comparative purposes and a review of our compensation-related risk profile to ensure that our executive compensation programs do not encourage excessive or inappropriate risk-taking and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on us.
•Significant Portion of Target Total Direct Compensation “At-Risk”. A significant portion of our Named Executive Officers’ target annual total direct compensation is “at risk” based on our financial, operational, and strategic results and our stock price performance to align the interests of our Named Executive Officers with those of our stockholders.
•Use a Pay-for-Performance Philosophy. The majority of our Named Executive Officers’ target annual direct compensation is directly linked to our financial, operational, and strategic results and our stock price performance.
•Establish Multi-Year Vesting Requirements. The equity awards granted to our Named Executive Officers vest or, in the case of our CEO, are earned, over multi-year periods, consistent with current market practice and our retention objectives.
•Maintain “Double-Trigger” Change in Control Arrangements. All payments and other benefits that our Named Executive Officers may be eligible to receive under our Officer Severance Plan in the event of a change in control of the Company are “double-trigger” arrangements (that is, they require both a change in control of the Company plus a qualifying termination of employment before payments and benefits are paid). In addition, all such payments and benefits are subject to the execution and delivery of an effective general release of claims in favor of the Company.
•Provide Only Nominal Cash Compensation to Our CEO. Our CEO receives only a nominal cash base salary and does not participate in our cash incentive plan, making substantially all of his compensation “at-risk” and performance based.
•Conduct Succession Planning. We review the risks associated with our key executive officer positions in order to develop and implement appropriate succession plans for our most critical positions.
What We Do Not Do
•No Executive Retirement Plans. We do not currently offer defined benefit pension plans or any non-qualified deferred compensation plans or arrangements to our Named Executive Officers. Our Named Executive Officers are eligible to participate in our 401(k) retirement plan on the same basis as our other employees.
•Limited Perquisites. Perquisites or other personal benefits are not a significant part of our compensation program for our Named Executive Officers.
•No Excise Tax Payments on Future Post-Employment Compensation Arrangements. We do not provide our Named Executive Officers with excise tax reimbursement payments (including “gross-ups”) on payments or benefits contingent upon a change in control of the Company.
•No Special Health or Welfare Benefits. We do not provide our Named Executive Officers with any health or welfare benefit programs, other than participation in our broad-based employee programs on the same basis as our other full-time, salaried employees.
•No Hedging of Company Stock. Under our Insider Trading Policy, our employees, including our Named Executive Officers, and the members of our Board are prohibited from making short sales and engaging in transactions in publicly traded options, warrants, puts and calls or similar instruments with respect to our securities. This includes any hedging or similar transaction designed to decrease the risks associated with holding our common stock.
Frequency of Future Stockholder Advisory Vote on Named Executive Officer Compensation
At the Annual Meeting, we will be conducting a non-binding advisory vote on the frequency of future non-binding advisory votes on the compensation of our Named Executive Officers (commonly known as a “Say-When-on-Pay” vote). Our Board is recommending that we hold future non-binding advisory votes on the compensation of our Named Executive Officers on an annual, rather than a biennial or triennial, basis. For additional information about the Say-When-on-Pay vote, see Proposal No. 3 above.
Executive Compensation Philosophy and Objectives
Our executive compensation program is guided by our overarching philosophy of paying for high and demonstrable performance. We strive to compensate our Named Executive Officers in a manner that is competitive, rewards achievement of our business objectives, and aligns the interests of our Named Executive Officers with those of our stockholders. Consistent with this philosophy, we have designed our executive compensation program to achieve the following primary objectives:
•provide market competitive compensation and benefit levels that will attract, motivate, reward and retain our Named Executive Officers within the context of responsible cost management;
•establish a direct link between our financial and operational results and strategic objectives and the compensation of our Named Executive Officers;
•align the interests and objectives of our Named Executive Officers with those of our stockholders by linking their long-term incentive compensation opportunities to stockholder value creation and their cash incentives to our annual performance; and
•offer total compensation opportunities to our Named Executive Officers that, while competitive, are internally consistent and fair.
Generally, we structure the annual compensation of our Named Executive Officers using three principal elements: base salary, short-term cash incentive opportunities, and long-term equity incentive opportunities in the form of equity awards. The design of our executive compensation program is influenced by a variety of factors, with the primary goals being to align the interests of our Named Executive Officers and stockholders and to link pay with performance.
Compensation-Setting Process
Role of the Compensation Committee
Since the closing of our IPO on January 15, 2021, the Compensation Committee has discharged the responsibilities of our Board relating to the compensation of our Named Executive Officers (other than our CEO). The Compensation Committee has the overall responsibility for overseeing our compensation and benefits policies generally, and overseeing, evaluating and approving the compensation plans, policies and practices applicable to our Named Executive Officers (other than our CEO). Since the closing of our IPO, the independent members of our Board have discharged the responsibilities of our Board relating to the compensation of our CEO, although no changes to the fiscal 2021 compensation of our CEO were made after the IPO. Prior to our IPO, our full Board discharged these responsibilities.
In carrying out its responsibilities, the Compensation Committee (or, in the case of our CEO, the independent directors) evaluates our compensation policies and practices with a focus on the degree to which these policies and practices reflect our executive compensation philosophy, develops strategies and makes decisions that it believes further our philosophy or align with developments in best compensation practices and reviews the performance of our Named Executive Officers when making decisions with respect to their compensation.
The Compensation Committee’s authority, duties and responsibilities are further described in its charter, which is reviewed annually and revised and updated as warranted. The charter is available on the “Corporate Governance” section of our investor relations website at investors.affirm.com/corporate-governance/governance-overview.
The Compensation Committee retains a compensation consultant (as described below) to provide support in the review and assessment of our executive compensation program; however, the Compensation Committee (or, in the case of our CEO, the independent directors) exercises its own judgment in making final decisions with respect to the compensation of our Named Executive Officers.
Setting Base Salaries and Long-Term Incentive Compensation Opportunities
During the second quarter of fiscal 2021, which was prior to our IPO and the formation of the Compensation Committee, our Board conducted a review of the compensation arrangements of our Named Executive Officers. As part of this review, our Board evaluated the base salary levels and long-term incentive compensation opportunities of our Named Executive Officers.
Our Board did not establish a specific target for formulating the base salaries and long-term incentive opportunities of our Named Executive Officers. In making decisions about the compensation of our Named Executive Officers, the members of our Board relied primarily on their general experience and subjective considerations of various factors, including the following:
•our executive compensation program objectives;
•our performance against the financial, operational and strategic objectives established by our Board;
•each individual Named Executive Officer’s knowledge, skills, experience, qualifications and tenure relative to other similarly situated executives at the companies in our compensation peer group;

•the scope of each Named Executive Officer’s role and responsibilities compared to other similarly situated executives at the companies in our compensation peer group;
•the prior performance of each individual Named Executive Officer, based on a subjective assessment of his or her contributions to our overall performance, ability to lead his or her business unit or function and work as part of a team, all of which reflect our core values;
•the potential of each individual Named Executive Officer to contribute to our long-term financial, operational and strategic objectives;
•compensation parity among our Named Executive Officers;
•our financial performance relative to our compensation and performance peers;
•the compensation practices of our compensation peer group and the positioning of each Named Executive Officer’s compensation in a ranking of peer company compensation levels based on an analysis of competitive market data; and
•the recommendations of our CEO with respect to the compensation of our Named Executive Officers (except with respect to his own compensation).
These factors provided the framework for compensation decision-making regarding the compensation opportunity for each Named Executive Officer. No single factor was determinative in setting compensation levels, nor was the impact of any individual factor on the determination of compensation levels quantifiable.
The members of our Board did not weight these factors in any predetermined manner, nor did they apply any formulas in making their compensation decisions. The directors considered this information in light of their individual experience, knowledge of the Company, knowledge of the competitive market, knowledge of each Named Executive Officer and business judgment in making their decisions.
The members of our Board did not engage in formal benchmarking against other companies’ compensation programs or practices to set compensation levels or make specific compensation decisions with respect to our Named Executive Officers. Instead, in making its determinations, the directors reviewed information summarizing the compensation paid at a representative group of peer companies, to the extent that the executive positions at these companies are considered comparable to our positions and informative of the competitive environment, to gain a general understanding of market compensation levels.
Setting Short-Term Incentive Compensation Opportunities
During the third quarter of fiscal 2021, the Compensation Committee conducted a review of the short-term incentive compensation arrangements of our Named Executive Officers (other than our CEO), noting that no such short-term incentive compensation arrangements were in place for any of our Named Executive Officers at that time.
The Compensation Committee did not establish a specific target for formulating the short-term incentive compensation opportunities of our Named Executive Officers. In making decisions about the compensation of our Named Executive Officers, the members of the Compensation Committee relied primarily on the same general experience and subjective considerations of the same factors described above. These factors provided the framework for compensation decision-making regarding the short-term incentive compensation opportunity for each Named Executive Officer (other than our CEO). No single factor was determinative in setting compensation levels, nor was the impact of any individual factor on the determination of compensation levels quantifiable.
The members of the Compensation Committee did not weight these factors in any predetermined manner, nor did they apply any formulas in making their compensation decisions. The members of the Compensation Committee considered this information in light of their individual experience, knowledge of the Company, knowledge of the competitive market, knowledge of each Named Executive Officer and business judgment in making their decisions.

The members of the Compensation Committee did not engage in formal benchmarking against other companies’ compensation programs or practices to set short-term incentive compensation levels or make specific compensation decisions with respect to our Named Executive Officers. Instead, in making its determinations, the members of the Compensation Committee reviewed information summarizing the compensation paid at a representative group of peer companies, to the extent that the executive positions at these companies are considered comparable to our positions and informative of the competitive environment, to gain a general understanding of market compensation levels.
Role of Management
In discharging its responsibilities, the members of the Compensation Committee (or, prior to the formation of the Compensation Committee, the members of our Board) work with members of our management, including our CEO. Our management assists the Compensation Committee by providing information on corporate and individual performance, market compensation data, and management's perspective on compensation matters. The Compensation Committee solicits and reviews our CEO’s proposals with respect to program structures, as well as his recommendations for adjustments to base salaries, short-term cash incentive compensation, and long-term incentive compensation opportunities, and other compensation-related matters for our Named Executive Officers (except with respect to his own compensation).
At least once each fiscal year, our CEO reviews the performance of our other Named Executive Officers based on such individual’s level of success in accomplishing business objectives and his or her overall performance and then shares these evaluations with, and makes compensation recommendations to, the Compensation Committee (or, prior to the formation of the Compensation Committee, our Board). The members of the Compensation Committee review and discuss our CEO’s proposals and recommendations with our CEO and consider them as one factor in determining and approving the compensation of our Named Executive Officers. Our CEO also generally attends meetings of our Board and the Compensation Committee at which executive compensation matters are addressed, except with respect to discussions involving his own compensation.
Role of the Compensation Consultant
The members of the Compensation Committee have the authority to retain an external compensation consultant to assist them by providing information, analysis and other advice relating to the compensation of our Named Executive Officers, including the authority to approve the consultant’s reasonable fees and other retention terms. The compensation consultant reports directly to the Compensation Committee and its chair and serves at the discretion of the Compensation Committee, which reviews the engagement annually.
In fiscal 2021, the Compensation Committee (and, prior to the formation of the Compensation Committee, our Board) engaged Compensia, Inc. (“Compensia”), a national compensation consulting firm, to serve as its compensation consultant to advise on executive compensation matters, including competitive market pay practices for our Named Executive Officers, and with the data analysis and selection of the compensation peer group.
During fiscal 2021, Compensia attended the meetings of the Compensation Committee (and, prior to the formation of the Compensation Committee, meetings of our Board where executive compensation matters were addressed), both with and without management present, as requested and provided various services, including the following:
•the review, analysis, and selection of our compensation peer group;
•the review and analysis of the base salary levels, short-term cash incentive opportunities, and long-term incentive compensation opportunities of our Named Executive Officers against competitive market data based on the companies in our compensation peer group;
•an assessment of executive compensation trends within our industry, and updating on corporate governance and regulatory issues and developments;
•an executive compensation risk assessment;
•consultation with the Compensation Committee chair or the independent directors between meetings; and

•support on other ad hoc matters throughout the fiscal year.
The terms of Compensia’s engagement include reporting directly to the Compensation Committee chair. In fiscal 2021, Compensia did not provide any other services to us.
The Compensation Committee has evaluated its relationship with Compensia to assess Compensia’s independence from management. This review process included a review of the services that Compensia provided, the quality of those services, and the fees associated with the services provided during fiscal 2021. Based on this review, as well as consideration of the factors affecting independence set forth in Exchange Act Rule 10C-1(b)(4), Rule 5605(d)(3)(D) of the NASDAQ Marketplace Rules and such other factors as were deemed relevant under the circumstances, the Compensation Committee has determined that no conflict of interest was raised as a result of the work performed by Compensia.
Competitive Positioning
The Compensation Committee believes that peer group comparisons are useful guides to evaluate the competitiveness of our executive compensation program and related policies and practices. For purposes of assessing the compensation of our Named Executive Officers against the competitive market, the Compensation Committee (or, prior to the formation of the Compensation Committee, our Board) reviews and considers the compensation levels and practices of a select group of peer companies. This compensation peer group consists primarily of technology companies that are similar to us in terms of revenue, market capitalization and industry focus. The competitive data drawn from this compensation peer group is only one of several factors considered in making decisions with respect to the compensation of our Named Executive Officers.
The compensation peer group for purposes of setting fiscal 2021 compensation of our Named Executive Officers, which was developed by our Board in October 2020 with the assistance of Compensia, was composed of publicly traded technology companies against which we compete for executive talent. In identifying and recommending the companies to comprise the compensation peer group, our board and Compensia considered the following primary criteria:
•publicly traded companies headquartered in the United States or Canada and traded on a major United States stock exchange within related or adjacent industries as us;
•similar revenues – within a range of ~0.3x to ~3.0x of our then trailing four fiscal quarters’ revenue of approximately $507 million (approximately $152 million to approximately $1,521 million); and
•similar market capitalization – within a range of ~0.25x to ~4.00x of our then-management projected valuation at the time of our IPO.
This compensation peer group for purposes of determining the fiscal 2021 compensation of our Named Executive Officers consisted of the following companies:
2021 Peer Group

Bottomline Technologies	LendingTree	Paycom Software	Shopify
Coupa Software	MarketAxess Holdings	Paylocity Holding	Square
Dropbox	New Relic	Proofpoint	WEX
Fair Isaac	Paychex	Q2 Holdings	Zendesk
Lending Club
This compensation peer group was used by the independent directors as a reference for understanding the competitive market for executive positions in our industry. The independent directors used data drawn from the companies in our compensation peer group, as well as data from custom data cuts drawn from Compensia’s proprietary database of public technology companies, to evaluate the competitive market when determining the total compensation packages for our Named Executive Officers, including base salary, short-term cash incentive opportunities and long-term incentive compensation opportunities.
The Compensation Committee reviews our compensation peer group at least annually and makes adjustments to its composition if warranted, taking into account changes in both our business and the businesses of the companies in the compensation peer group. The compensation peer group selected for purposes of determining fiscal 2021 compensation of our Named Executive Officers was the first such compensation peer group used by the Company.
Compensation Elements
Generally, our executive compensation program consists of three principal elements – base salary, short-term cash incentive opportunities, and long-term incentive compensation in the form of equity awards:

Element	Type of Element	Compensation Element	Objective
Base Salary	Fixed	Cash	Designed to attract and retain executives by providing fixed compensation amounts that are competitive in the market and reward performance
Short-Term Cash Incentive Opportunities	Variable(1)	Cash	Designed to motivate our executives to achieve annual business objectives and provide financial incentives when we meet or exceed these annual objectives
Long-Term Incentive Compensation in the Form of Equity Awards	Variable	Equity awards in the form of options to purchase shares of our Class A common stock and RSU awards that may be settled for shares of our Class A common stock	Designed to align the interests of our executives and our stockholders by motivating them to create sustainable long-term stockholder value
(1)    Prior to our IPO, Ms. Martincevic, our Chief Commercial Officer, participated in an individual performance bonus plan designed to compensate her for her leadership, achievements and contributions to our commercial success that provided for fixed quarterly bonus payments subject to her continued employment with the Company on the applicable payment dates. That individual performance bonus plan terminated by its terms on December 31, 2020, after which date Ms. Martincevic became eligible to participate in the Cash Incentive Plan.
Base Salary
Base salary represents the fixed portion of the compensation of our Named Executive Officers and is an important element of compensation intended to attract and retain highly talented individuals. Generally, we use base salary to provide each Named Executive Officer with a specified level of cash compensation during the fiscal year with the expectation that he or she will perform his or her responsibilities to the best of his or her ability and in our best interests.
Generally, we establish the initial base salary of each of our Named Executive Officers through arm’s-length negotiation at the time we hire the individual, taking into account his or her position, qualifications, experience, prior salary level and the base salaries of our other executive officers. Thereafter, the members of the Compensation Committee review the base salaries of our Named Executive Officers each year as part of its annual review of our executive compensation program, with input from our CEO (except with respect to his own base salary) and make adjustments as they determine to be reasonable and necessary to reflect the scope of a Named Executive Officer’s performance, individual contributions and responsibilities, position in the case of a promotion and market conditions.
In October 2020, our Board reviewed the base salaries of our Named Executive Officers, taking into consideration a competitive market analysis prepared by Compensia and the recommendations of our CEO (except with respect to his own base salary), as well as the other factors described in “Compensation-Setting Process—Setting Base Salaries and Long-Term Incentive Compensation Opportunities” above. Following this review, our Board determined to maintain the base salary of our CEO and to adjust the base salaries of each of our Named Executive Officers (other than our CEO) to bring their base salaries to levels that were comparable to those of similarly situated executives in the competitive marketplace. The base salary adjustments were effective December 1, 2020.
During fiscal 2021, the base salaries of our Named Executive Officers were as follows:

Named Executive Officer	Fiscal Year 2020 Base Salary ($)(1)	Fiscal Year 2021 Base Salary ($)(2)	Percentage Adjustment (%)
Max Levchin	10,000	10,000	—
Michael Linford	385,000	440,000	14.2
Libor Michalek	385,000	465,000	20.8
Silvija Martincevic	370,000	440,000	18.9
Sharda Caro del Castillo	385,000	390,000	1.2
(1)     These base salaries were in effect as of the end of fiscal 2020 and remained in effect through November 30, 2020.
(2)     These base salaries were effective as of December 1, 2020.
The base salaries paid to our Named Executive Officers during fiscal 2021 are set forth in the “Fiscal 2021 Summary Compensation Table” below.
Short-Term Cash Incentive Opportunities: Cash Incentive Plan
In March 2021, the Compensation Committee approved a cash incentive plan to provide our Named Executive Officers (other than our CEO) with the opportunity to earn cash incentive plan awards based upon the achievement of Company short-term financial and operational performance goals. We use the cash incentive plan to motivate our Named Executive Officers (other than our CEO) to achieve our financial and operational performance goals. Mr. Levchin does not participate in the cash incentive plan but instead receives nearly 100% of his target total direct compensation opportunity in the form of long-term equity incentive compensation designed to defer the realization of meaningful value until the Company, under Mr. Levchin’s leadership, delivers sustained and significant high-performance levels as described under “Long-Term Incentive Plan Compensation—Fiscal 2021 Chief Executive Officer Long-Term Equity Compensation” below.
Pursuant to the cash incentive plan, the Compensation Committee establishes a target cash incentive plan opportunity for each participant in the plan with actual awards payable based on actual performance against established financial and operational goals during the applicable performance period. For fiscal 2021, the performance period was January 1 through June 30, 2021.
To be eligible to earn cash incentive plan awards, a participant has to remain continually employed by us through the end of the applicable performance period. Earned cash incentive plan awards, if any, are paid in cash within two- and one-half months following the end of the applicable performance period and after the Compensation Committee has determined and certified the level of performance achieved and the amount of the cash incentive plan awards earned.
Fiscal 2021 Target Cash Incentive Plan Opportunities
Pursuant to the cash incentive plan, the Compensation Committee established a target cash incentive plan opportunity for each Named Executive Officer (other than our CEO) based upon a specific percentage of each Named Executive Officer’s actual base salary paid during the applicable performance period. In setting these percentages, the Compensation Committee took into consideration a competitive market analysis prepared by its compensation consultant and the recommendations of our CEO, as well as the other factors described in “Compensation-Setting Process—Setting Short-Term Incentive Compensation Opportunities” above.

The target cash incentive plan opportunities of our Named Executive Officers for fiscal 2021 were as follows:

Named Executive Officer	Target Cash Incentive Plan Opportunity (as a percentage of 2H21 base salary)	Target Cash Incentive Plan Opportunity ($)
Max Levchin(1)	—	—
Michael Linford	75%	165,000
Libor Michalek	75%	174,375
Silvija Martincevic(2)	75%	165,000
Sharda Caro del Castillo	60%	117,000
(1)     Mr. Levchin does not participate in the cash incentive plan.
(2)    Does not include an additional accelerator opportunity under the cash incentive plan applicable to Ms. Martincevic for the second half of fiscal 2021.
In addition, pursuant to the cash incentive plan, for the second half of fiscal 2021, the Compensation Committee approved a cash incentive plan accelerator opportunity applicable to Ms. Martincevic, the Company’s Chief Commercial Officer, pursuant to which Ms. Martincevic could earn an additional incentive plan award of $75,000.
Corporate Performance Measures
During fiscal 2021, participants in the cash incentive plan were eligible to receive cash incentive plan awards based upon Company achievement during the second half of fiscal 2021 against corporate performance measures selected by the Compensation Committee and that were closely related to the financial and operational objectives that were important to us. In March 2021, the Compensation Committee selected three corporate performance measures: network size (weighted 60%); total revenue (weighted 20%); and adjusted operating income (loss) (weighted 20%). The Compensation Committee believed these performance measures were appropriate because, in its view, they were strong indicators of the successful execution of our business objectives for the second half of fiscal year 2021, and they provided a strong emphasis on growth while managing expenses and strengthening our customer and merchant relationships. The Compensation Committee also believed these measures would influence the creation of sustainable long-term stockholder value.
The corporate performance measures used during the second half of fiscal 2021 were defined as follows:
“network size” was defined as a blended measure of active consumers, gross merchandise volume, and revenue less transaction costs where:
“active consumers” meant the total number of consumers who engaged in at least one transaction on the Company’s platform during the 12 months preceding the end of fiscal 2021;
“gross merchandise volume” meant total dollar amount of all transactions on the Company’s platform during the second half of fiscal 2021, net of refunds; and
“revenue less transaction costs” meant total net revenue less the sum of loss on loan purchase commitment, provision for credit losses, funding costs, and processing and servicing expense, each determined in accordance with GAAP for the second half of fiscal 2021;
“total revenue” meant our GAAP total net revenue for the second half of fiscal 2021, as reflected in our audited financial statements for fiscal 2021; and
“adjusted operating income (loss)” meant our GAAP operating income (loss) for the second half of fiscal 2021, adjusted to exclude: (a) depreciation and amortization expense; (b) stock-based compensation expense included in GAAP operating income (loss); (c) amortization expense associated with a commercial agreement asset; (d) expense associated with cash incentive plan awards earned during the second half of fiscal 2021; and (e) certain other items as set forth in the reconciliation of adjusted operating income (loss) to GAAP operating income (loss) included in Appendix A to this proxy statement.
In March 2021, the Compensation Committee established a threshold, target and stretch achievement level for each of these corporate performance measures. If achievement against each of these corporate performance measures based on actual performance was achieved at or above the threshold level, a performance multiplier would apply. The performance multiplier was to be determined based on weighted average actual performance against the three corporate performance measures and could range from 90%, if the minimum, or threshold, level of performance was achieved for all three measures, to 116.7%, if the Company met or exceeded the maximum, or stretch, level of performance for all three measures, with the performance multiplier being 100% if a target level of performance was achieved for all three measures. Each of the three corporate performance measures had to be achieved at or above the 90% level for any cash incentive plan awards to be made. Achievement levels and performance multiplier percentages for performance between the threshold and target performance levels and between the target and stretch performance levels were to be calculated using straight-line interpolation. The threshold, target and stretch performance levels for each of these corporate performance measures are set forth in the table below:

Corporate Performance Measure	Threshold	Target	Stretch
Network Size	90%	100%	110%
Total Revenue (in millions)	$382.00	$424.44	$466.89
Adjusted Operating Income (Loss) (in millions)	$(100.00)	$(90.91)	$(81.82)
In March 2021, the Compensation Committee also selected two corporate performance measures to be used during the second half of fiscal 2021 for purposes of Ms. Martincevic’s cash incentive plan accelerator opportunity: merchant network revenue and virtual card network revenue. These corporate performance measures were defined as follows:
“merchant network revenue” meant our GAAP merchant network revenue for the second half of fiscal 2021, as reflected in our audited financial statements for fiscal 2021; and
“virtual card network revenue” meant our GAAP virtual card network revenue for the second half of fiscal 2021, as reflected in our audited financial statements for fiscal 2021.
The Compensation Committee did not assign weights to these corporate performance measures. Instead, the Compensation Committee established a combined performance target amount (merchant network revenue plus virtual card network revenue) of $216 million that would have to be achieved for Ms. Martincevic to be entitled to receive the accelerator award. If that target level of performance was not achieved, Ms. Martincevic would not be entitled to receive any portion of the accelerator award.
Cash Incentive Plan Payments
Under the cash incentive plan, payments are made based on our performance with respect to each of the corporate performance measures and the extent to which each objective was achieved for the year. The Compensation Committee did not make any discretionary adjustments to the cash incentive plan awards earned by the Named Executive Officers during fiscal 2021.
The percentage achievement and the corresponding payment levels with respect to each corporate performance measure, as determined by the Compensation Committee based on actual Company performance, is set forth in the table below.

Corporate Performance Measure	Weighting	Percentage Achievement versus Target Performance	Applicable Performance Multiplier
Network Size	60%	110%	116.7%
Total Revenue	20%	110%	116.7%
Adjusted Operating Income (loss)	20%	110%	116.7%
Total	100%	110%	116.7%
As a result, our Named Executive Officers (other than our CEO) earned cash incentive plan awards equal to 116.7% of their target cash incentive plan opportunities.
The Compensation Committee also determined that, because the amount of merchant network revenue plus the amount of virtual card network revenue recorded during the second half of fiscal 2021 exceeded $216 million, Ms. Martincevic had earned the $75,000 cash incentive plan accelerator award.
The following table sets forth the target cash incentive plan opportunities and the actual cash incentive plan payments made to our Named Executive Officers for fiscal 2021:

Named Executive Officer	Target Cash Incentive Plan Opportunity (as a percentage of 2H21 base salary)	Target Cash Incentive Plan Opportunity ($)	Actual Cash Incentive Plan Payment (as a percentage of Target Cash Incentive Plan Opportunity)	Actual Cash Incentive Plan Payment ($)(1)
Max Levchin	—	—	—	—
Michael Linford	75%	165,000	116.7%	192,555
Libor Michalek	75%	174,375	116.7%	203,496
Silvija Martincevic	75%	165,000	116.7%	267,555
Sharda Caro del Castillo	60%	117,000	116.7%	136,539
(1)    For Ms. Martincevic, the actual cash incentive plan payment amount includes the $75,000 cash incentive plan accelerator award earned by her for fiscal 2021.
The cash incentive plan awards made to our Named Executive Officers other than our CEO for fiscal 2021 are set forth in the “Summary Compensation Table” below.
Short-Term Cash Incentive Opportunities: Martincevic Performance Bonus Plan
At the beginning of calendar year 2020, our Board approved an individual performance bonus plan for Ms. Martincevic, our Chief Commercial Officer, designed to compensate her for her leadership, achievements and contributions to our commercial success during calendar year 2020. The performance bonus plan provided for quarterly bonus payments to be made to Ms. Martincevic subject to her continued employment with the Company on the applicable payment date. Payments totaling $128,941 were made to Ms. Martincevic under the performance bonus plan for her performance during fiscal 2021. The performance bonus plan terminated by its terms on December 31, 2020.
Long-Term Equity Incentive Compensation
As a technology company that encounters significant competition for qualified personnel, long-term incentive compensation plays a critical role in our ability to attract, hire, motivate and reward qualified and experienced executives. The use of long-term incentive compensation in the form of equity awards is necessary for us to compete for qualified executives without significantly increasing cash compensation and is the most important element of our executive compensation program. We use equity awards to incentivize and reward our Named Executive Officers for long-term corporate performance based on the value of our Class A common stock and, thereby, to align their interests with the interests of our stockholders. The realized value of these equity awards bears a direct relationship to our stock price, and, therefore, these awards serve as an incentive for our Named Executive Officers to create value for our stockholders. Equity awards also help us retain our Named Executive Officers in a highly competitive market.
Fiscal 2021 Chief Executive Officer Long-Term Equity Compensation
As part of a comprehensive review of our CEO compensation program in advance of our IPO, the members of our Board determined to provide nearly 100% of Mr. Levchin’s target total direct compensation opportunity in the form of long-term equity incentive compensation. Under this approach, and based on the considerations described above, the independent directors granted him a long-term, multi-year performance-based option, which we refer to as the “Value Creation Award,” providing him with the opportunity to earn the ability to purchase up to 12,500,000 shares of our Class A common stock. The Value Creation Award was designed such that it would only be earned, if at all, in the event the price of our Class A common stock attained stock price hurdles that were significantly in excess of the Company’s valuation at the time that the award was granted, over a period of five years, subject to Mr. Levchin’s continued service to the Company. The per share exercise price of the Value Creation Award was set equal to $49.00, the price per share to the public of our Class A common shares in the IPO.

The members of our Board believed that the Value Creation Award was appropriately designed to further the long-term interests of the Company and its stockholders by deferring the realization of meaningful value until the Company, under Mr. Levchin’s leadership, delivers sustained and significant high-performance levels as described in more detail below. Under Mr. Levchin’s leadership over the preceding decade, the Company’s revenues had grown to $509.5 million during the fiscal year ended June 30, 2020, and the members of our Board believed that it was important to continue to retain and motivate Mr. Levchin to lead the Company over the ensuing five years based on this history of exceptional performance. The members of our Board intended for the Value Creation Award to be the exclusive equity award that Mr. Levchin would receive through the fifth anniversary of the date of grant. The size of the Value Creation Award was determined after consideration of similar equity awards to CEO/founders of privately held and publicly traded technology companies, including those with founder CEOs with significant fully vested equity holdings such as Mr. Levchin. Our Board also considered Mr. Levchin’s outstanding leadership since the inception of the Company in 2012, the comparatively modest level of cash compensation he had received from us over almost nine years of service, and that he had never before been granted any equity awards under our 2012 Stock Plan.
The Value Creation Award is divided into ten tranches that Mr. Levchin may earn by satisfying a performance condition within a five-year period from the date of grant. Once earned as a result of satisfying the performance condition, each earned tranche of Mr. Levchin’s Value Creation Award becomes vested and exercisable upon Mr. Levchin satisfying a time condition. The performance condition for each tranche is satisfied on the date the 90 average trading day volume weighted share price of our Class A common stock exceeds an established stock price hurdle. These stock price hurdles, which were set based on a target percentage of growth from the IPO price of $49.00 per share, are as provided in the table below.

Tranche	Option Shares (#)	Stock Price Hurdle ($)
1	1,000,000	65.66
2	1,000,000	82.32
3	1,000,000	98.98
4	1,000,000	115.64
5	1,000,000	132.3
6	1,000,000	148.47
7	1,000,000	165.13
8	1,000,000	181.79
9	2,250,000	247.94
10	2,250,000	371.91
Each stock price hurdle will be equitably adjusted to reflect any stock splits, stock dividends or other restructurings impacting our Class A common stock. Any portion of the Value Creation Award that has not been earned by the fifth anniversary of the grant date will be forfeited. To the extent earned based on the stock price hurdles set forth above, the Value Creation Award will vest and become exercisable over a five-year period commencing on the date of grant, subject to Mr. Levchin’s continued service to the Company, in annual amounts equal to 15%, 15%, 20%, 25%, and 25%, respectively. As of June 30, 2021, the first two tranches of the Value Creation Award had been earned.
In the event of a termination of Mr. Levchin’s employment by the Company without cause, or for death or disability, Mr. Levchin (or his estate, as applicable) will retain that portion of the award which has been earned as of his termination, which will be vested based on the vesting schedule described above, and all unearned awards will be forfeited. In the event of Mr. Levchin’s transition out of the CEO role into another full-time C-level role at our Company or into service as chair of our Board, the Value Creation Award will remain outstanding and eligible to be earned and become vested. In the event of a change of control of our Company, no accelerated vesting for any tranches will occur solely as a result of the change of control and the Value Creation Award will be earned based on attainment of the stock price hurdles in connection with such transaction. In the event of a termination of Mr. Levchin’s employment by the Company for cause, no accelerated vesting for any tranches will occur, and all unearned awards will be forfeited.
In addition to the performance and vesting conditions described above, the Value Creation Award requires that Mr. Levchin retain and hold any shares acquired upon exercise of the Value Creation Award (net of amounts sold to satisfy tax obligations) for a period of at least 12 months while he is still providing services to the Company. Further, the Value

Creation Award and proceeds received by Mr. Levchin in connection with the sale of shares acquired under the Value Creation Award are subject to “clawback” by the Company in the event Mr. Levchin engages in material misconduct while providing services to the Company.
Fiscal 2021 Long-Term Equity Compensation of Our Other Named Executive Officers
In fiscal 2021, we used options to purchase shares of our Class A common stock and RSU awards with time-based vesting requirements that may be settled for shares of our Class A common stock to motivate and reward our Named Executive Officers (other than our CEO) for long-term increases in the value of our Class A common stock. We believe that because options provide for an economic benefit only in the event that our stock price increases over the exercise price of the option, these awards effectively align the interests of these Named Executive Officers with those of our stockholders and provide these Named Executive Officers with a significant incentive to manage our business from the perspective of an owner with an equity stake in the business. In addition, because RSU awards have value to the recipient even in the absence of stock price appreciation, we believe that we are able to incentivize and retain these Named Executive Officers using fewer shares of our Class A common stock than would be necessary if we used options exclusively to provide an equity stake in the Company. Because the value of RSU awards increases with any increase in the value of the underlying shares, RSU awards also provide incentives to these Named Executive Officers that are aligned with the interests of our stockholders.
In determining the size of the equity awards to be granted to our Named Executive Officers, the Compensation Committee (or, prior to the formation of the Compensation Committee, the members of our Board) exercises its judgment as to the appropriate size of the awards after considering, among other factors, a competitive market analysis prepared by Compensia, the outstanding equity holdings of each Named Executive Officer (including the current economic value of his or her unvested equity holdings and the ability of these unvested holdings to satisfy our retention objectives), the projected impact of the proposed awards on our earnings, the proportion of our total shares outstanding used for annual employee long-term incentive compensation awards (our “burn rate”) in relation to the annual burn rate ranges of the companies in our compensation peer group and other recently-public technology companies, the potential voting power dilution to our stockholders in relation to the median practice of the companies in our compensation peer group and the other factors described in “Compensation-Setting Process—Setting Base Salaries and Long-Term Incentive Compensation Opportunities” above. Based upon these factors, the Compensation Committee (or, prior to the formation of the Compensation Committee, our Board) determines the size of each award at levels it considers appropriate to create a meaningful opportunity for reward predicated on the creation of long-term stockholder value.
As part of a comprehensive review of our executive compensation program in advance of our IPO, and after taking into consideration a competitive market analysis prepared by its compensation consultant and the recommendations of our CEO, as well as the factors described in the preceding paragraph, our Board granted our Named Executive Officers (other than our CEO) options and stock-settled RSU awards. These equity awards are set forth in the table below.

Named Executive Officer	Option Shares (#)	RSUs (#)
Michael Linford	347,143	168,163
Libor Michalek	443,571	112,653
Silvija Martincevic	347,143	168,163
Sharda Caro del Castillo	289,286	153,470
These equity awards began vesting on January 1, 2021, with 80,000 RSUs from each of Mr. Linford, Ms. Martincevic and Ms. Caro del Castillo’s awards vesting in equal monthly installments for a period of 24 months, beginning with the vesting commencement date on February 1, 2021 and ending on January 1, 2023. For the balance of the awards, including the full amount of Mr. Michalek’s award, the first 5% of each award vested on July 1, 2021, and the remainder of each award vests in quarterly installments over a period of four years, in annual aggregate amounts equal to 15%, 20%, 30% and 30%, respectively. Continued vesting of these equity awards is subject to the applicable Named Executive Officer’s continued employment with us as of each vesting date.
The equity awards granted to our Named Executive Officers during fiscal 2021 are set forth in the “Summary Compensation Table” and the “Grants of Plan-Based Awards Table” below.

Health and Welfare Benefits
Our Named Executive Officers are eligible to participate in the same employee benefit plans, and on the same terms and conditions, as all other full-time, salaried U.S. employees. These benefits include medical, dental, and vision insurance, business travel insurance, an employee assistance program, health and dependent care flexible spending accounts, basic life insurance, accidental death and dismemberment insurance, and short-term and long-term disability insurance.
We also maintain a Section 401(k) retirement plan (the “401(k) Plan”) that provides eligible employees, including our Named Executive Officers, with an opportunity to save for retirement on a tax-advantaged basis. Eligible employees are able to participate in the 401(k) Plan as of the first day of the month following the date they meet the plan’s eligibility requirements. Participants are able to defer up to 100% of their eligible compensation subject to applicable annual limits under the Internal Revenue Code (the “Code”). All participants’ interests in their deferrals are 100% vested when contributed.
We design our employee benefits programs to be affordable and competitive in relation to the market as well as compliant with applicable laws and practices. We adjust our employee benefits programs as needed based upon regular monitoring of applicable laws and practices and the competitive market.
Perquisites and Other Personal Benefits
We pay for personal security services for Mr. Levchin. We consider the security services provided to Mr. Levchin to be a reasonable and necessary expense for the Company’s benefit.
Except as noted above, we provide only limited perquisites and other personal benefits to our Named Executive Officers.
Post-Employment Compensation
Separation Agreement with Sharda Caro del Castillo
In connection with her resignation, we entered into a Separation Agreement with Ms. Caro del Castillo pursuant to which the vesting of outstanding options to purchase 125,312 shares of our Class A common stock and outstanding RSUs that may vest and be settled for 26,428 shares of our Class A common stock held by Ms. Caro del Castillo were accelerated to June 30, 2021, the effective date of her resignation. Pursuant to the Separation Agreement, Ms. Caro del Castillo provided a customary release of claims in favor of the Company.
Other Compensation Policies
Prohibition of Hedging of Securities
Under our Insider Trading Policy, our employees, including officers, and the members of our Board are prohibited from making short sales and engaging in transactions in publicly traded options, warrants, puts and calls or similar instruments with respect to our securities. This includes any hedging or similar transaction designed to decrease the risks associated with holding our common stock.
Stock Ownership Guidelines
In November 2020, we adopted stock ownership guidelines for our executive officers and members of our Board to further align the interests of those individuals with those of our stockholders. Our stock ownership guidelines require members of our Board to acquire and hold a number of shares of our common stock equal in value to five times his or her annual base salary, in the case of our employee directors, or five times his or her annual retainer, in the case of our non-employee directors. Our stock ownership guidelines also require our executive officers who are not members of our Board to hold a number of shares of our common stock equal in value to three times his or her annual base salary. Directors and executive officers have five years from the later of the date of adoption of our stock ownership guidelines or the date they are appointed as a director or executive officer of the Company to achieve compliance with the guidelines. For purposes of assessing compliance with our stock ownership guidelines, the following types of equity ownership are included:
•Shares of common stock as to which the director and/or executive officer or his or her spouse or child has a direct or indirect pecuniary interest;
•Shares of common stock issuable upon the settlement of unvested RSUs awarded by the Company to the director and/or executive officer; and
•Shares of common stock that are subject to options awarded by the Company to the director and/or executive officer, to the extent vested.
Tax and Accounting Considerations
The Compensation Committee takes the applicable tax and accounting requirements into consideration in designing and overseeing our executive compensation program.
Deductibility of Executive Compensation
Under Section 162(m) of the Code, compensation paid to anyone serving as the chief executive officer or chief financial officer at any time during the taxable year and the three other most highly compensated executive office, except for certain grandfathered arrangements (i.e., written binding contracts in effect on November 2, 2017 that have not been modified in any material respect after that date) and certain compensation paid pursuant to a compensation plan in existence before the effective date of our IPO, will not be deductible to the extent it exceeds $1 million. In fiscal 2021, the Compensation Committee considered the potential future effects of Section 162(m) when determining Named Executive Officer compensation and the Compensation Committee is expected to consider the potential future effects of Section 162(m) when determining future Named Executive Officer compensation. However, the Compensation Committee believes that maintaining the discretion to provide compensation that is non-deductible allows it to provide compensation tailored to the needs of the Company.
Regardless of our intent, there is no guarantee that incentives bonuses or awards, equity-based compensation or other compensation intended to be deductible under Section 162(m) of the Code will ultimately be determined as such by the IRS. In addition, changes in applicable tax laws and regulation, and interpretations of such laws and regulation, as well as other factors beyond our control may affect the deductibility of executive compensation.
Accounting for Stock-Based Compensation
The Compensation Committee takes accounting considerations into account in designing compensation plans and arrangements for our executive officers and other employees. Chief among these is FASB ASC Topic 718, the standard which governs the accounting treatment of certain stock-based compensation. Among other things, FASB ASC Topic 718 requires us to record a compensation expense in our income statement for all equity awards granted to members of our Board, our executive officers and other employees. This compensation expense is based on the grant date “fair value” of the equity award and, in most cases, will be recognized ratably over the award’s requisite service period (which, generally, will correspond to the award’s vesting schedule). This compensation expense is also reported in the compensation tables below, even though recipients may never realize any value from their equity awards.

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on its review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and the Company’s Annual Report on Form 10-K for our fiscal year ended June 30, 2021.
Compensation Committee
Jeremy Liew (Chair)
Christa S. Quarles
Jacqueline D. Reses
James D. White

Executive Compensation Tables
Summary Compensation Table
The following table shows the compensation awarded to, earned by or paid to our Named Executive Officers for fiscal 2021 and 2020, as applicable, in accordance with the SEC’s transition rules for newly public companies.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Max Levchin	2021	10,000	—	—	451,052,591	—	145,135(2)	451,207,726
Chief Executive Officer	2020	10,000	—	—	—	—	—	10,000
Michael Linford	2021	417,083	—	5,347,251	7,619,789	192,555	—	13,576,678
Chief Financial Officer	2020	373,333	45,000(3)	—	—	—	—	418,333
Libor Michalek	2021	431,667	—	3,220,073	9,736,383	203,496	—	13,591,619
President, Technology, Risk and Operations	2020	373,333	—	—	1,906,680	—	—	2,280,013
Silvija Martincevic(4)	2021	410,833	128,941(5)	5,347,251	7,619,789	267,555	—	13,774,369
Chief Commercial Officer	2020	—	—	—	—	—	—	—
Sharda Caro del Castillo(6)	2021	387,917	—	6,707,192	11,046,226	136,539	—	18,277,874
Former Chief Legal Officer	2020	233,884	—	—	2,545,920	—	—	2,779,804
(1)The amounts reported represent the aggregate grant date fair value of RSUs and options awarded to the Named Executive Officers during the fiscal years ended June 30, 2021 and 2020, calculated in accordance with FASB ASC Topic 718. The assumptions used in calculating the grant date fair value of the awards reported in this column are set forth in the notes to our consolidated financial statements included in our Annual Report on Form 10-K for fiscal 2021. The amounts reported in this column reflect the accounting cost for these awards and do not correspond to the actual economic value that may be received by the Named Executive Officer upon the sale of any of the underlying shares of Class A common stock.
(2)The amount reported includes $143,985 in personal security services and a $1,150 product testing stipend provided to Mr. Levchin. Although reported in this column as compensation paid to Mr. Levchin, the Company considers the cost of the personal security services to be a business expense and not a personal benefit to Mr. Levchin.
(3)The fiscal 2020 bonus amount reported for Mr. Linford represents a $45,000 relocation bonus.
(4)Ms. Martincevic was not a Named Executive Officer prior to fiscal 2021.
(5)The fiscal 2021 bonus amount reported for Ms. Martincevic represents amounts earned during fiscal 2021 pursuant to her performance bonus plan that was in effect during the first half of fiscal 2021.
(6)Ms. Caro del Castillo joined the Company as Chief Legal Officer in November 2019 and resigned from the Company effective June 30, 2021. Amounts reported for Ms. Caro del Castillo in the Stock Awards and Option Awards columns include $1,779,926 and $4,696,397, respectively, representing the incremental value associated with the acceleration of vesting of certain RSUs and options held by Ms. Caro del Castillo pursuant to the terms of her Separation Agreement. See “—Compensation Discussion and Analysis—Compensation Elements--Post-Employment Compensation—Separation Agreement with Sharda Caro del Castillo.”

Grants of Plan-Based Awards
The following table provides information concerning each grant of an award made during fiscal 2021 to our Named Executive Officers under any incentive or equity compensation plan. This information supplements the information about these awards set forth in the Summary Compensation Table.

Name	Grant Date	Approval Date	Estimated future payouts under non-equity incentive plan awards(1)			Estimated future payouts under equity incentive plan awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($)(4)	Grant Date Fair Value of Stock Awards ($)(5)
			Threshold ($)	Target ($)	Max ($)	Threshold (#)	Target (#)	Max (#)
Max Levchin	1/12/21	11/18/20	—	—	—	—	12,500,000	12,500,000	—	—	49.00	451,052,591
Michael Linford	11/18/20	11/18/20	—	—	—	—	—	—	88,163	—	—	2,520,051
	12/31/20	12/31/20	—	—	—	—	—	—	80,000	—	—	2,827,200
	1/1/21	3/4/21	148,500	165,000	192,555	—	—	—	—	—	—	—
	1/12/21	11/18/20	—	—	—	—	—	—	—	347,143	49.00	7,619,789
Libor Michalek	11/18/20	11/18/20	—	—	—	—	—	—	112,653	—	—	3,220,073
	1/1/21	3/4/21	156,938	174,375	203,496	—	—	—	—	—	—	—
	1/12/21	11/18/20	—	—	—	—	—	—	—	443,571	49.00	9,736,383
Silvija Martincevic	11/18/20	11/18/20	—	—	—	—	—	—	88,163	—	—	2,520,051
	12/31/20	12/31/20	—	—	—	—	—	—	80,000	—	—	2,827,200
	1/1/21	3/4/21	148,500	165,000	192,555	—	—	—	—	—	—	—
	1/12/21	11/18/20	—	—	—	—	—	—	—	347,143	49.00	7,619,789
Sharda Caro del Castillo(6)	11/18/20	11/18/20	—	—	—	—	—	—	73,470	—	—	2,532,992
	12/31/20	12/31/20	—	—	—	—	—	—	80,000	—	—	4,174,200
	1/1/21	3/4/21	105,300	117,000	136,539	—	—	—	—	—	—	—
	1/12/21	11/18/20	—	—	—	—	—	—	—	289,286	49.00	11,046,226
(1)Reflects threshold, target and maximum potential payments for awards granted under the cash incentive plan as described under “—Compensation Discussion and Analysis—Compensation Elements—Short-Term Cash Incentive Opportunities: Cash Incentive Plan.” Under the terms of the cash incentive plan, the Named Executive Officers (other than Mr. Levchin) are eligible to receive cash awards subject to the achievement of pre-established corporate performance metrics.
(2)The amounts reported in the “Target” and “Maximum” columns for Mr. Levchin represent the maximum number of options that could vest under his Value Creation Award. For additional detail on the vesting terms of the Value Creation Award, see “—Compensation Discussion and Analysis—Compensation Elements—Long-Term Equity Compensation—Fiscal 2021 Chief Executive Officer Equity Compensation.”
(3)All RSUs and options were granted pursuant to the 2012 Stock Plan.
(4)The exercise price of all reported options is equal to the price to the public in the IPO.
(5)The amounts reported represent the aggregate grant date fair value of the RSUs and options awarded to the Named Executive Officers calculated in accordance with FASB ASC Topic 718. The assumptions used in calculating the grant date fair value of the awards reported in this column are set forth in the notes to our consolidated financial statements included in our Annual Report on Form 10-K for fiscal 2021. The amounts reported in this column reflect the accounting cost for these awards and does not correspond to the actual economic value that may be received by the Named Executive Officer upon the sale of any of the underlying shares of Class A common stock.
(6)The amounts reported for Ms. Caro del Castillo’s November 18, 2020 stock award and the January 12, 2021 option award include $1,779,926 and $4,696,397, respectively, representing the incremental value associated with the acceleration of vesting of certain RSUs and options held by Ms. Caro del Castillo pursuant to the terms of her Separation Agreement. See “—Compensation Discussion and Analysis—Compensation Elements—Post-Employment Compensation—Separation Agreement with Sharda Caro del Castillo.”

Outstanding Equity Awards as of Fiscal Year-End
The following table sets forth certain information about outstanding equity awards granted to our Named Executive Officers that remained outstanding as of June 30, 2021.

	Option Awards(1)							Stock Awards(1)
Name	Grant Date	Vesting Commence- ment Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Max Levchin	1/12/21(2)	1/12/21	—	2,000,000	10,500,000	49.00	1/21/31	—	—
Michael Linford	8/27/18(3)	8/27/18	987,320	434,700	—	5.39	8/27/28	—	—
	11/18/20(8)	1/1/21	—	—	—	—	—	88,163	5,937,778
	12/31/20(7)	1/1/21	—	—	—	—	—	63,334	4,265,545
	1/12/21(8)	1/1/21	—	347,143	—	49.00	1/13/31	—	—
Libor Michalek	5/29/15(4)	1/5/16	76,923	—	—	1.30	5/29/25	—	—
	5/29/15(5)	1/5/16	34,691	—	—	1.30	5/29/25	—	—
	11/17/17(6)	10/9/17	366,666	33,334	—	2.04	11/17/27	—	—
	12/17/19(6)	12/4/19	225,000	375,000	—	8.80	12/17/29	—	—
	11/18/20(8)	1/1/21	—	—	—	—	—	112,653	7,587,180
	1/12/21(8)	1/1/21	—	443,571	—	49.00	1/13/31	—	—
Silvija Martincevic	6/6/19(3)	4/29/19	398,434	366,667	—	8.80	6/6/29	—	—
	11/18/20(8)	1/1/21	—	—	—	—	—	88,163	5,937,778
	12/31/20(7)	1/1/21	—	—	—	—	—	63,334	4,265,545
	1/12/21(8)	1/1/21	—	347,143	—	49.00	1/13/31	—	—
Sharda Caro del Castillo(9)	12/17/19(3)	11/19/19	356,333	—	—	8.80	12/17/29	—	—
	1/12/21(8)	1/1/21	25,312	—	—	49.00	1/13/31	—	—
(1)All of the outstanding options and RSUs were granted under the 2012 Stock Plan.
(2)Represents the Value Creation Award granted to Mr. Levchin. For details regarding the vesting of the Value Creation Award, see “—Compensation Discussion and Analysis—Compensation Elements—Long-Term Equity Compensation—Fiscal 2021 Chief Executive Officer Equity Compensation.”
(3)Vests with respect to 1∕4 of the shares of our Class A common stock underlying the option on the one-year anniversary of the vesting commencement date and the remaining 3∕4 of the shares underlying the option vest in equal monthly installments over the subsequent three years, in each case subject to continued service.
(4)Vests monthly in equal installments from the vesting commencement date until November 1, 2016.
(5)Vested monthly in equal installments from the vesting commencement date until January 1, 2020.
(6)Vests monthly at the rate of 1/48 of the shares of our Class A common stock underlying the option following the vesting commencement date, subject to continued service.
(7)Vests monthly at the rate of 1/24 of the shares of our Class A common stock underlying the option following the vesting commencement date, subject to continued service.
(8)Vests over four and 1/2 years, with the first 5% of each grant vesting after six months, and the remainder of each grant vesting in quarterly installments over the remaining four years, in annual aggregate amounts equal to 15%, 20%, 30% and 30%, respectively, in each case subject to continued service.
(9)Vesting of awards granted to Ms. Caro del Castillo ceased upon her resignation, which was effective on June 30, 2021.

Option Exercises and Stock Vested Table
The following table sets forth the number of shares of Class A common stock acquired and the value realized upon the exercise of options and the vesting of stock awards by each of our Named Executive Officers for fiscal 2021.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Max Levchin	—	—	—	—
Michael Linford	68,380	5,611,132	16,666	1,345,004
Libor Michalek	263,386	23,332,312	—	—
Silvija Martincevic	34,899	2,878,532	16,666	1,345,004
Sharda Caro del Castillo	60,333	2,317,797	43,094	3,124,929
(1)The value realized on exercise is calculated as the difference between the closing price of our Class A common stock on the date of exercise and the applicable exercise price of the options multiplied by the number of exercised shares.
(2)The value realized on vesting equals the closing price of our Class A common stock on the vesting date multiplied by the number of vested shares. The value realized on vesting is not necessarily indicative of value actually received by the Named Executive Officer, as the Named Executive Officer may choose to hold (rather than sell) some or all of the shares acquired upon vesting.
Fiscal 2021 Potential Payments upon Termination or Change in Control
Potential Payments Upon Termination of Employment Within Change in Control Period
We have adopted an officer severance plan for certain of our officers, including our Named Executive Officers, that provides for severance pay and benefits upon a qualifying termination of employment. Generally, if a Named Executive Officer’s employment is terminated for any reason other than for cause (as defined below), death or disability within three months prior to or 12 months following the consummation of a change of control, which such period is referred to as the change of control period, or if the Named Executive Officer resigns for good reason within the change in control period, then the officer severance plan provides for such Named Executive Officer to receive:
•a lump sum payment equal to the Named Executive Officer’s annual base salary, as in effect immediately prior to the participant’s termination, multiplied by 150% for our CEO and 100% for each of our other Named Executive Officers;
•a lump sum payment equal to the amount of the Named Executive Officer’s target annual cash incentive plan opportunity, if any, as in effect for the fiscal year in which his or her termination of employment occurs;
•payment or reimbursement of the cost of post-termination continued health benefits for a period of up to 18 months for our CEO and up to 12 months for each of our other Named Executive Officers; and
•all of the then-unvested shares subject to each Named Executive Officer’s then-outstanding time-based equity awards will immediately vest.
Potential Payments Upon Termination of Employment Outside of Change in Control Period
Generally, if a Named Executive Officer’s employment is terminated for any reason other than for cause, death or disability outside of a change of control period, or, in the case of our CEO only, the Named Executive Officer resigns for good reason (as defined below) outside of a change in control period, then the officer severance plan provides for such Named Executive Officer to receive:
•a lump sum payment equal to the Named Executive Officer’s annual base salary, as in effect immediately prior to the participant’s termination, multiplied by 100% for our CEO and 50% for each of our other Named Executive Officers; and
•payment or reimbursement of the cost of post-termination continued health benefits for a period of up to 12 months for our CEO and six months for each of our other Named Executive Officers; and

In order to receive severance payments and benefits under the officer severance plan, a participant must timely execute and not revoke a release of claims in favor of the Company. In addition, the officer severance plan provides that, if any payment or benefits to a participant, including the payments and benefits under the officer severance plan, would constitute an “excess parachute payment” within the meaning of Section 280G of the Code and would therefore be subject to an excise tax under Section 4999 of the Code, then such payments and benefits (1) will be reduced to the extent necessary so that no amount is subject to the excise tax, or (2) not reduced, whichever, after taking into account all applicable federal, state, and local employment and income taxes and the excise tax, results in the participant’s receipt, on an after-tax basis, of the greater payments and benefits.
Under the officer severance plan, “cause” means any of the following reasons (with any references to us interpreted to include any subsidiary or affiliate of ours):
•willful conduct by the participant constituting a material act of misconduct in connection with the performance of the participant’s duties, including, without limitation, misappropriation of funds or property of us or any of its subsidiaries or affiliates other than the occasional, customary, and de minimis use of our property for personal purposes;
•the conviction of, or plea of guilty or no contest to, any felony or any crime involving moral turpitude, deceit, dishonesty or fraud, or any conduct by the participant that would reasonably be expected to result in material injury or reputational harm to us or any of its subsidiaries and affiliates if the participant was retained in the participant’s position;
•continued non-performance by the participant of his or her duties to us (other than by reason of his or her physical or mental illness, incapacity, or disability) which has continued for 30 days following written notice of such non-performance from us;
•a breach by the participant of any of the provisions contained in any confidentiality, invention assignment or similar agreement with us;
•a material violation by the participant of our written employment policies; or
•the participant’s failure to cooperate with a bona fide internal investigation or an investigation by regulatory or law enforcement authorities, after being instructed by us to cooperate, or the participant’s willful destruction or failure to preserve documents or other materials known to be relevant to such investigation or the inducement of others to fail to cooperate or to produce documents or other materials in connection with such investigation.
Under the officer severance plan, “good reason” means the participant’s termination of his or her employment after the occurrence of one or more of the following events:
•a material diminution in the participant’s responsibilities, authority, or duties (other than a change in reporting relationship or title);
•a material reduction in the participant’s base salary except for across-the-board salary reductions similarly affecting all or substantially all management employees;
•a relocation of the office at which the participant is principally employed to a location more than 35 miles from such office; or
•the failure of any successor to the Company to assume and agree to be bound by the terms and conditions of the officer severance plan.
In order for the participant’s termination of his or her employment to be for good reason, the participant must reasonably determine in good faith that a “good reason” condition has occurred and not terminate his or her employment with us without first providing us with written notice of occurrence of the condition within 30 days of the occurrence of the condition and cooperating in good faith for a cure period of 30 days following the date of the written notice to remedy that condition. If the condition continues to exist following the expiration of the 30-day cure period, the participant must terminate his or her employment and provide written notice of such termination to us within 30 days after the end of that cure period.
Estimated Payments Upon Termination or Change in Control
The following tables describe the potential payments that would have been provided to each of our Named Executive Officers pursuant to the officer severance plan in the event of a qualifying termination of employment, assuming that the applicable triggering event took place on June 30, 2021. There can be no assurance that a triggering event would produce the same or similar results as those estimated below, and any actual payments and benefits may be different.

Qualifying Termination With a Change in Control
Name	Base Salary ($)(1)	Cash Severance ($)(2)	Value of Accelerated Stock Awards ($)(3)	Value of Accelerated Option Awards ($)(4)	Value of Benefits ($)(5)	Total ($)
Max Levchin	15,000	—	—	229,375,000	29,520	229,419,520
Michael Linford	440,000	330,000	10,203,323	94,478,433	19,680	105,471,436
Libor Michalek	465,000	348,750	7,587,180	76,765,633	19,680	85,186,243
Silvija Martincevic	440,000	405,000	10,203,323	51,166,738	19,680	62,234,741
(1)We will pay to each Named Executive Officer a lump sum payment equal to such Named Executive Officer’s annual base salary, multiplied by 150% for our CEO and 100% for each of our other Named Executive Officers.
(2)We will pay to each Named Executive Officer a lump sum payment equal to the amount of such Named Executive Officer’s target annual bonus, if any.
(3)The value of accelerated vesting of unvested RSUs is based upon the closing price of our Class A common stock on June 30, 2021 of $67.35 multiplied by the number of unvested RSUs.
(4)The value of accelerated vesting of unvested options is based on the difference between the closing price of our Class A common stock on June 30, 2021 of $67.35 and the exercise price per option multiplied by the number of unvested options.
(5)This is based on the payment of monthly premiums for continued health benefits as of June 30, 2021 for 18 months for our CEO and 12 months for each of our other Named Executive Officers.

Qualifying Termination Without a Change in Control
Name	Base Salary ($)(1)	Cash Severance ($)	Value of Accelerated Stock Awards ($)	Value of Accelerated Option Awards ($)	Value of Benefits ($)(2)	Total ($)
Max Levchin	10,000	—	—	—	19,680	29,680
Michael Linford	220,000	—	—	—	9,840	229,840
Libor Michalek	232,500	—	—	—	9,840	242,340
Silvija Martincevic	220,000	—	—	—	9,840	229,840
(1)We will pay to each Named Executive Officer a lump sum payment equal to such Named Executive Officer’s annual base salary, multiplied by 100% for our CEO and 50% for each of our other Named Executive Officers.
(2)This is based on the payment of monthly premiums for continued health benefits as of June 30, 2021 for 12 months for our CEO and 6 months for each of our other Named Executive Officers.
As described above under “Executive Compensation—Compensation Discussion and Analysis—Post-Employment Compensation—Separation Agreement with Sharda Caro del Castillo,” in connection with Ms. Caro del Castillo’s resignation, the vesting of outstanding options to purchase 125,312 shares of our Class A common stock and 26,428 outstanding stock-settled RSUs held by Ms. Caro del Castillo were accelerated to June 30, 2021, the effective date of her resignation. The incremental value associated with the acceleration of vesting of those RSUs and options was $1,779,926 and $4,696,397, respectively.

EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth certain information as of June 30, 2021 with respect to the 2012 Stock Plan and the 2020 Employee Stock Purchase Plan (the “ESPP”), under which shares of our Class A common stock may be issued.

Plan Category	Number of Securities Issuable Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Further Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column)
Equity compensation plans approved by security holders	58,417,514(1)	$10.42(2)	95,568,080(3)
Equity compensation plans not approved by security holders	None	N/A	None
Total
(1)     Includes 31,676,026 shares issuable upon exercise of outstanding options and 14,241,488 share issuable upon settlement of outstanding RSUs. Also includes 12,500,000 shares issuable upon the exercise of performance-based options, the actual number of which will vest based upon our financial performance over a period of time.
(2)      Reflects the weighted-average exercise price of outstanding options. There is no exercise price for outstanding RSUs.
(3)     A total of 89,178,122 shares were available under the 2012 Stock Plan, which shares may be issued other than upon an exercise of an option, warrant, or right, and a total of 6,389,958 shares were available under the ESPP. The 2012 Stock Plan provides that the number of shares of Class A common stock available for issuance under such plan will automatically increase on the first day of each fiscal year commencing on July 1, 2021 and ending on (and including) July 1, 2030, in an amount equal to (i) five percent (5%) of the total number of shares of our capital stock outstanding on the last day of the calendar month prior to the date of such automatic increase or (ii) such lesser number of shares as determined by our Board prior to the first day of a given fiscal year. The ESPP provides that the number of shares of our Class A common stock reserved for issuance under the ESPP will automatically increase on the first day of each fiscal year, commencing on July 1, 2021, and ending on (and including) July 1, 2030, in an amount equal to the lesser of (i) one percent (1%) of the total number of shares of our capital stock outstanding on the last day of a given year; (ii) 18,000,000 shares of Class A common stock; and (iii) such lesser number of shares as determined by our Board at any time prior to the first day of a given year.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of October 1, 2021 for:
•each person, or group of affiliated persons, who beneficially owned more than 5% of our common stock;
•each of our Named Executive Officers;
•each of our directors and nominees for director; and
•all of our current executive officers and directors as a group.
We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable.
We have based our calculation of the percentage of beneficial ownership on 200,333,706 shares of our Class A common stock and 77,380,432 shares of our Class B common stock outstanding as of October 1, 2021. We have deemed shares of our Class A common stock subject to options that are currently exercisable or exercisable within 60 days of October 1, 2021, or issuable pursuant to RSUs that are subject to vesting and settlement conditions expected to occur within 60 days of October 1, 2021, to be outstanding and beneficially owned by the person holding the option or RSU for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address of each beneficial owner listed in the table below is care of Affirm Holdings, Inc., 650 California Street, San Francisco, CA 94108.

Name of Beneficial Owner	Class A Common Stock		Class B Common Stock		% of Total Voting Power
	Shares	% of Class	Shares	% of Class
Named Executive Officers and Directors:
Max Levchin(1)	735,294	*	26,485,472	34.2%	29.2%
Michael Linford(2)	1,481,060	*	—	—	*
Sharda Caro del Castillo(3)	246,384	*	17,500	*	*
Silvija Martincevic(4)	553,212	*	—	—	*
Libor Michalek(5)	1,730,660	*	875,265	1.1%	1.1%
Jeremy Liew(6)	4,668,253	2.3%	4,649,169	6.0%	5.5%
Jenny J. Ming	—	—	—	—	—
Jeremy G. Philips(7)	2,054,615	1.0%	—	—	*
Christa S. Quarles(8)	124,972	*	120,890	*	*
Keith Rabois(9)	1,702,469	*	447,338	*	*
Jacqueline D. Reses	—	—	—	—	—
James D. White	—	—	—	—	—
All directors and executive officers as a group (12 individuals)(10)	13,198,825	6.5%	32,578,134	42.1%	36.8%
Other 5% Stockholders:
Entities affiliated with Khosla Ventures(11)	4,375,246	2.2%	6,947,974	9.0%	8.0%
Entities affiliated with Lightspeed Venture Funds(12)	9,385,235	4.7%	9,370,233	12.1%	11.0%
Jasmine Ventures Pte Ltd(13)	11,011,403	5.5%	11,003,703	14.2%	12.9%
Shopify Inc.(14)	10,148,797	5.1%	10,148,797	13.1%	11.9%
* Less than one percent
(1)Includes (i) 15,397,650 shares of Class B common stock held by Mr. Levchin, (ii) 735,294 shares of Class A common stock held by the Levchin 2012 Irrevocable Trust, (iii) 735,294 shares of Class B common stock held by the Levchin 2012 Irrevocable Trust and (iv) 10,352,528 shares of Class B common stock held by 2012 MRL Investments LLC. Mr. Levchin has sole voting and investment power over the shares held by 2012 MRL Investments LLC. As joint settlors of the Levchin 2012 Irrevocable Trust, Mr. Levchin and his spouse jointly have the right to acquire the shares held by the trust within 60 days of October 1, 2021 but do not have voting or investment power over such shares.

(2)Includes 1,452,395 shares of Class A common stock issuable upon exercise of outstanding stock options held by Mr. Linford within 60 days of October 1, 2021 and 6,666 shares of Class A common stock issuable pursuant to RSUs held by Mr. Linford that are subject to vesting and settlement conditions expected to occur within 60 days of October 1, 2021.
(3)Includes 206,333 shares of Class A common stock issuable upon exercise of outstanding options held by Ms. Caro del Castillo within 60 days of October 1, 2021.
(4)Includes 528,809 shares of Class A common stock issuable upon exercise of outstanding stock options held by Ms. Martincevic within 60 days of October 1, 2021 and 6,666 shares of Class A common stock issuable pursuant to RSUs held by Ms. Martincevic that are subject to vesting and settlement conditions expected to occur within 60 days of October 1, 2021.
(5)Includes 773,503 shares of Class A common stock issuable upon exercise of outstanding stock options held by Mr. Michalek within 60 days of October 1, 2021.
(6)Includes (i) 4,082 shares of Class A common stock issuable pursuant to RSUs held by Mr. Liew that are subject to vesting and settlement conditions expected to occur within 60 days of October 1, 2021, (ii) 2,459,558 shares of Class A common stock held by Lightspeed Venture Partners Select, L.P. (“Lightspeed Select”), (iii) 2,459,558 shares of Class B common stock held by Lightspeed Select, (iv) 934,988 shares of Class A common stock held by Lightspeed Venture Partners Select II, L.P. (“Lightspeed Select II”), (v) 934,988 shares of Class B common stock held by Lightspeed Select II, (vi) 1,254,623 shares of Class A common stock held by Lightspeed Opportunity Fund, L.P. (“Lightspeed Opportunity”), (vii) 1,254,623 shares of Class B common stock held by Lightspeed Opportunity, and (viii) 15,002 shares of Class A common stock held by Lightspeed Venture Partners X, L.P. (“Lightspeed X”). Lightspeed Ultimate General Partner Select, Ltd. (“LUGP Select”) is the sole general partner of Lightspeed General Partner Select, L.P., which is the sole general partner of Lightspeed Select. Barry Eggers, Mr. Liew, Ravi Mhatre and Peter Nieh are the directors of LUGP Select and share voting and dispositive power with respect to the shares held by Lightspeed Select. Lightspeed Ultimate General Partner Select II, Ltd. (“LUGP Select II”) is the sole general partner of Lightspeed General Partner Select II, L.P., which is the sole general partner of Lightspeed Select II. Messrs. Eggers, Liew, Mhatre and Nieh are the directors of LUGP Select II and share voting and dispositive power with respect to the shares held by Lightspeed Select II. Lightspeed Ultimate General Partner Opportunity Fund, Ltd. (“LUGP Opportunity”) is the sole general partner of Lightspeed General Partner Opportunity Fund, L.P., which is the sole general partner of Lightspeed Opportunity. Arif Janmohamed and Messrs. Liew and Mhatre are the directors of LUGP Opportunity and share voting and dispositive power with respect to the shares held by Lightspeed Opportunity.Lightspeed Ultimate General Partner X, Ltd. (“LUGP X”) is the sole general partner of Lightspeed General Partner X, L.P., which is the sole general partner of Lightspeed X. Messrs. Eggers, Liew, Mhatre and Nieh are the directors of LUGP X and share voting and dispositive power with respect to the shares held by Lightspeed X.
(7)Includes (i) 4,082 shares of Class A common stock issuable pursuant to RSUs held by Mr. Philips that are subject to vesting and settlement conditions expected to occur within 60 days of October 1, 2021, (ii) 1,959,142 shares of Class A common stock held by Spark Capital Growth Fund, L.P., (iii) 68,657 shares of Class A common stock held by Spark Capital Growth Founders’ Fund, L.P., (iv) 7,722 shares of Class A common stock held by Spark Capital Growth Founders Fund, L.P., (v) 9,687 shares of Class A common stock held by Spark Capital Growth Fund III, L.P., and (vi) 5,325 shares of Class A common stock held by Spark Capital Growth Founders’ Fund III, L.P. Mr. Philips is the managing member of the general partner of these funds, which makes all voting and investment decisions for these funds through its investment committee, of which Mr. Philips is also a member. The address of these entities is 137 Newbury St., 8th Floor, Boston, Massachusetts 02116.
(8)Includes 4,082 shares of Class A common stock issuable upon settlement of RSUs held by Ms. Quarles within 60 days of October 1, 2021.
(9)Includes (i) 1,486,909 shares of Class A common stock held by The Founders Fund Growth, LP, (ii) 386,909 shares of Class B common stock held by The Founders Fund Growth, LP, (iii) 60,429 shares of Class A common stock held by The Founders Fund Growth Principals Fund, LP, (iv) 60,429 shares of Class B common stock held by The Founders Fund Growth Principals Fund, LP, and (v) 75,000 shares of Class A common stock held by FF Affirm Growth, LLC. Brian Singerman, Peter Thiel and Mr. Rabois each have shared voting and investment power over the shares held by each of the foregoing entities. The address for these entities is One Letterman Drive, Building D, 5th Floor, San Francisco, California 94129.
(10)Includes 2,886,028 shares of Class A common stock issuable upon exercise of outstanding options held by all directors and executive officers as a group (12 individuals) within 60 days of October 1, 2021, and 30,558 shares of Class A common stock issuable pursuant to RSUs that are subject to vesting and settlement conditions expected to occur within 60 days of October 1, 2021.
(11)Includes (i) 4,112,336 shares of Class A common stock held by Khosla Ventures IV, LP (“KV IV”), (ii) 6,530,470 shares of Class B common stock held by KV IV, (iii) 262,910 shares of Class A common stock held by Khosla Ventures IV (CF), LP (“KV IV CF”), and (iv) 417,504 shares of Class B common stock held by KV IV CF. The general partner of KV IV is Khosla Ventures Associates IV, LLC (“KVA IV”). The general partner of KV IV CF is KVA IV. VK Services is the sole manager of KVA IV. Vinod Khosla is the managing member of VK Services. Each of Mr. Khosla, VK Services and KVA IV may be deemed to share voting and dispositive power of such securities held by KV IV and KV IV CF. The address for each of these entities is 2128 Sand Hill Road, Menlo Park, California 94025.
(12)Includes (i) 2,459,558 shares of Class A common stock held by Lightspeed Select, (ii) 2,459,558 shares of Class B common stock held by Lightspeed Select, (iii) 934,988 shares of Class A common stock held by Lightspeed Select II, (iv) 934,988 shares of Class B common stock held by Lightspeed Select II, (v) 1,254,623 shares of Class A common stock held by Lightspeed Opportunity, (vi) 1,254,623 shares of Class B common stock held by Lightspeed Opportunity, (vii) 4,721,064 shares of Class A common stock held by Lightspeed Venture Partners IX, L.P. (“Lightspeed IX”), (viii) 4,721,064 shares of Class B common stock held by Lightspeed IX, and (ix) 15,002 shares of Class A common stock held by Lightspeed X. LUGP Select is the sole general partner of Lightspeed General Partner Select, L.P., which is the sole general partner of Lightspeed Select. Messrs. Eggers, Liew, Mhatre and Nieh are the directors of LUGP Select and share voting and dispositive power with respect to the shares held by Lightspeed Select. LUGP Select II is the sole general partner of Lightspeed General Partner Select II, L.P., which is the sole general partner of Lightspeed Select II. Messrs. Eggers, Liew, Mhatre and Nieh are the directors of LUGP Select II and share voting and dispositive power with respect to the shares held by Lightspeed Select II. LUGP Opportunity is the sole general partner of Lightspeed General Partner Opportunity Fund, L.P., which is the sole general partner of Lightspeed Opportunity. Messrs. Janmohamed, Liew and Mhatre are the directors of LUGP Opportunity and share voting and dispositive power with respect to the shares held by Lightspeed Opportunity. LUGP IX is the sole general partner of Lightspeed General Partner IX, L.P., which is the sole general partner of Lightspeed IX. Messrs. Eggers, Mhatre and Nieh are directors of LUGP IX and share voting and dispositive power over the shares held by Lightspeed IX. LUGP X is the sole general partner of Lightspeed General Partner X, L.P., which is the sole general partner of Lightspeed X. Messrs. Eggers, Liew, Mhatre and Nieh are the directors of LUGP X and share voting and dispositive power with respect to the shares held by Lightspeed X. The address for these entities is 2200 Sand Hill Road, Menlo Park, California 94025.

(13)Includes (i) 11,003,703 shares of Class A common stock held by Jasmine Ventures Pte Ltd 5, (ii) 11,003,703 shares of Class B common stock held by Jasmine Ventures Pte Ltd 5, and (iii) 7,700 shares of Class A common stock held by GIC Private Ltd (“GIC”). Jasmine Ventures Pte. Ltd. shares the power to vote and the power to dispose of these shares with GIC Special Investments Pte. Ltd. (“GIC SI”), and GIC, both of which are private limited companies incorporated in Singapore. GIC SI is wholly owned by GIC and is the private equity investment arm of GIC. GIC is wholly owned by the Government of Singapore and was set up with the sole purpose of managing Singapore’s foreign reserves. The Government of Singapore disclaims beneficial ownership of these shares. The business address for Jasmine Ventures Pte. Ltd. is 168 Robinson Road, #37-01 Capital Tower, Singapore 068912.
(14)The business address for Shopify Inc. is 151 O’Connor Street, Ground Floor, Ottawa, Ontario, Canada K2P2L8.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS
We describe below transactions and series of similar transactions, since the beginning of our last fiscal year, to which we were a party or will be a party, in which:
•the amounts involved exceeded or will exceed $120,000; and
•any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons (each, a “related person”), had or will have a direct or indirect material interest.
We believe the terms of the transactions described below were comparable to terms we could have obtained in arm’s-length dealings with unrelated third parties.
Series G Redeemable Convertible Preferred Stock Financing
Pursuant to our Series G redeemable convertible preferred stock financing, which had its initial closing on September 11, 2020, we sold an aggregate of 21,836,687 shares of our Series G redeemable convertible preferred stock, at a purchase price of $19.93 per share, for an aggregate purchase price of $435,124,376.36. In addition, our outstanding convertible notes with an aggregate principal amount plus accrued interest of $75,275,260 converted into 4,444,321 shares of our Series G-1 redeemable convertible preferred stock. The following table summarizes purchases of our Series G redeemable convertible preferred stock by holders of more than 5% of our capital stock and their affiliated entities.

Stockholder	Shares of Series G Redeemable Convertible Preferred Stock	Total Purchase Price	Shares of Series G-1 Redeemable Convertible Preferred Stock	Total Conversion of Indebtedness
Entities affiliated with Founders Fund(1)	1,242,201	24,752,470	130,369	2,208,137
Entities affiliated with Lightspeed Venture Partners(2)	2,509,246	49,999,989	539,260	9,133,658
Max Levchin(3)	—	—	177,778	3,011,096
Entities affiliated with Spark Capital(4)	978,606	19,499,997	29,629	501,849
Entities affiliated with Jasmine Ventures(5)	3,763,869	74,999,983	639,879	10,837,874
Entities affiliated with Thrive Capital(6)	—	—	142,218	2,408,811
(1)Consists of The Founders Fund Growth, LP, and the Founders Fund Growth Principals Fund, LP. Brian Singerman, a former member of our Board, is a general partner at Founders Fund. Keith Rabois, a member of our Board, is a general partner at Founders Fund.
(2)Consists of Lightspeed Opportunity Fund, L.P., Lightspeed Venture Partners IX, L.P., Lightspeed Venture Partners Select, L.P., and Lightspeed Venture Partners Select II, L.P. Jeremy Liew, a member of our Board, is a partner at Lightspeed Venture Partners.
(3)Max Levchin is our CEO and the Chairman of our Board.
(4)Consists of Spark Capital Growth Fund III, L.P. and Spark Capital Growth Founders’ Fund III, L.P. Jeremy Philips, a member of our Board, is a partner at Spark Capital.
(5)Consists of Jasmine Ventures Pte Ltd.
(6)Consists of Thrive Capital Partners V, L.P. and Claremount V Associates, L.P. Joshua Kushner, a former member of our Board, is the Managing Director of Thrive Capital.
Agreements with Shopify
Customer Installment Program Agreement
On July 16, 2020, we entered into a customer installment program agreement with Shopify which made our platform available to eligible Shopify merchants in the U.S. through Shopify’s Shop Pay Installments.
Pursuant to the agreement, eligible merchants that make certain of our platform services available to their consumers pay fees to Affirm as set forth in an applicable Affirm merchant agreement and as determined by Shopify, generally equal to the sum of a percentage of the amount of each sale processed through our platform plus a fixed amount per each sale. In addition, with respect to each such sale processed through our platform, we pay Shopify a fee.

The agreement has an initial three-year term ending in July 2023, which automatically renews for additional and successive one-year terms unless either party provides the other party with written notice of election to terminate the agreement at least 180 days prior to the end of any such term. Either party may immediately terminate the agreement after the first year of the initial term without cause by providing at least 180 days’ prior written notice to the other party. In addition, upon the occurrence of certain early termination events, either party may terminate the agreement immediately upon notice to the other party.
Until the termination of the agreement, Shopify agreed that we will be its exclusive provider in the United States of a closed-end installment loan product (or any substantially similar financial product or program). Pursuant to the agreement, we agreed to be Shopify’s exclusive provider in the United States and its territories of interest-bearing loan installment programs, contingent upon such programs being mutually developed and approved, and upon negotiation of a mutually acceptable agreement by the parties for such programs.
Warrant Agreement
On July 16, 2020, we entered into a warrant agreement (the “Original Warrant”) with Shopify pursuant to which we issued a warrant to purchase up to an aggregate of 20,297,595 shares of our then-existing common stock at a price of $0.01 per share expiring upon the earliest of (i) July 16, 2030, (ii) the occurrence of certain liquidation transactions and (iii) immediately prior to the completion of our IPO. The Original Warrant was issued in connection with the customer installment program agreement with Shopify, and 25% of the shares issuable under the Original Warrant were vested and became exercisable upon the entry into the customer installment program agreement on July 16, 2020. The remaining 75% of the shares issuable under the Original Warrant vested monthly, in equal amounts upon the first monthly anniversary following the GA Phase (as defined in the customer installment program agreement), and were subject to accelerated vesting immediately prior to the completion of our IPO. On September 1, 2020, Shopify partially exercised the Original Warrant for 25% of the shares issuable under the Original Warrant, or 5,074,398 shares of our then-existing common stock, at an exercise price of $0.01 per share. On September 1, 2020, we issued Shopify a replacement warrant (the “Replacement Warrant”) to purchase up to an aggregate of 15,223,197 shares of our then-existing common stock at a price of $0.01 per share on substantially similar terms as the Original Warrant. The Replacement Warrant contained customary provisions for the adjustment of the exercise price and the number of shares issuable upon the exercise of the warrant in the event of certain stock dividends, stock splits, reorganizations, reclassifications, consolidations, mergers, or similar events affecting our then-existing common stock and diluting issuances.
Shopify exercised the Replacement Warrant immediately prior to the completion of our IPO. The shares issued to Shopify upon exercise of the warrant are entitled to certain registration rights under the Investors’ Rights Agreement (as defined below) discussed below.
Exchange Agreement
In connection with the reclassification of the shares of our common stock in connection with our IPO, we entered into an exchange agreement with Mr. Levchin and 2012 MRL Investments LLC, an entity affiliated with Mr. Levchin, pursuant to which 13,055,968 shares of Class A common stock held by Mr. Levchin and 2012 MRL Investments LLC were exchanged for 13,055,968 shares of Class B common stock.
Investors’ Rights Agreement
Max Levchin, entities affiliated with Lightspeed Venture Partners, entities affiliated with Spark Capital, entities affiliated with Thrive Capital, entities affiliated with Jasmine Ventures other holders of our redeemable convertible preferred stock, and Shopify, are party to an amended and restated investors’ rights agreement, dated as of September 11, 2020 (the “Investors’ Rights Agreement”), pursuant to which we granted such holders certain registration rights with respect to the registrable securities held by them.
Indemnification Agreements
We have entered into indemnification agreements with each of our current and former directors and officers undertaking to indemnify each of them to the fullest extent permitted by law from and against all liabilities, costs, charges, and expenses incurred as a result of actions in the exercise of their duties as a director or officer.

Policies and Procedures for Transactions with Related Persons
We have a formal written policy providing that any related person transaction (as defined in the policy), and any material amendment or modification to a related person transaction, must be reviewed and approved or ratified by the Nominating and Governance Committee.
When determining whether to approve or ratify a related person transaction, the Nominating and Governance Committee will review relevant facts regarding the related person transaction, including, among other things:
•the related person’s interest in the transaction;
•the terms of the transaction;
•the purpose of, and the potential benefits to us of, the transaction; and
•any other information regarding the related person transaction or the related person that would be material to investors in light of the circumstances of the particular transaction.
Any member of the Nominating and Governance Committee who has an interest in a potential related person transaction will not participate in any discussion or approval of such related person transaction, except that such member shall provide all material information concerning the transaction to the Nominating and Governance Committee.

OTHER MATTERS
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers, and 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.
SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year. Based solely on our review of copies of such forms that we have received, or written representations from reporting persons, we believe that during the fiscal year ended June 30, 2021, all Section 16(a) filing requirements were satisfied on a timely basis, except that the Company inadvertently failed to timely file the initial statements of beneficial ownership of the Company’s securities for Mses. Ming and Reses, and Mr. White on February 1, 2021, which reports were filed on March 8, 2021. The Company also inadvertently failed to timely report the vesting of RSUs and the withholding of shares to pay the associated tax liability for Siphelele Jiyane on January 13, 2021 and for Sandeep Bhandari, Mses. Caro del Castillo, Jiyane and Martincevic, and Mr. Linford, on February 1, 2021, which reports were filed on March 3, 2021. The Company was also made aware that GIC Private Ltd and two of its affiliates failed to timely file an initial statement of beneficial ownership of the Company’s securities on January 13, 2021, which report was filed on January 19, 2021, and failed to timely report purchases and sales of the Company’s securities on January 13, 2021, which report was filed on January 28, 2021. Further, the Company was made aware that Barry Eggers, Ravi Mhatre and Peter Nieh, three affiliates of Lightspeed Venture Partners, failed to timely file an initial statement of beneficial ownership of the Company’s securities on January 13, 2021, which report was filed on January 14, 2021.
Fiscal 2021 Annual Report and SEC Filings
Our financial statements for fiscal 2021 are included in our 2021 annual report, which we will make available to stockholders at the same time as this proxy statement. Our 2021 annual report and this proxy statement are posted on our website at www.proxydocs.com/AFRM and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our 2021 annual report without charge by sending a written request to Affirm Holdings, Inc., Attention: Investor Relations, 650 California Street, San Francisco, California 94108.

PROPOSALS OF STOCKHOLDERS FOR 2022 ANNUAL MEETING
Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2022 Annual Meeting of Stockholders (the “2022 Annual Meeting”), our Secretary must receive the written proposal at our principal executive offices not later than June 22, 2022. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:
Affirm Holdings, Inc.
Attention: Secretary
650 California Street
San Francisco, California 94108
Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that the only business that may be conducted at an annual meeting is business that is (i) specified in our proxy materials with respect to such meeting, (ii) otherwise properly brought before the annual meeting by or at the direction of our Board, or (iii) properly brought before the annual meeting by a stockholder of record entitled to vote at the annual meeting who has delivered timely written notice to our Secretary, which notice must contain the information specified in our bylaws. To be timely for our 2022 Annual Meeting, our Secretary must receive the written notice at our principal executive offices:
•not earlier than August 5, 2022; and
•not later than September 4, 2022.
In the event that we hold our 2022 Annual Meeting more than 30 days before or after the first anniversary of the date of the 2021 Annual Meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than the close of business on the 120th day before the anniversary of the 2021 Annual Meeting and no later than the close of business on the later of the following two dates:
•the 90th day prior to the 2022 Annual Meeting; and
•the 10th day following the day on which public announcement of the date of the 2022 Annual Meeting is first made.
*    *    *
Our Board knows of no other matters that will be presented for consideration during the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment on such matters, under applicable laws.
It is important that your shares of our common stock be represented during the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.
THE BOARD OF DIRECTORS
San Francisco, California
October 20, 2021

APPENDIX A

The following tables present a reconciliation of revenue less transaction costs and adjusted operating income (loss) to their most directly comparable financial measures prepared in accordance with GAAP for each of the periods indicated.

	Year Ended June 30,
	2021	2020

	(in thousands)(unaudited)
Total Revenue, net	$870,464	$509,528
Less: Loss on loan purchase commitment	(246,700)	(161,452)
Less: Provision for credit losses	(65,878)	(105,067)
Less: Funding costs	(52,700)	(32,316)
Less: Processing and servicing	(73,767)	(49,831)
Revenue Less Transaction Costs (Non-GAAP)	$431,419	$160,862

Operating (Loss) Income	$(379,193)	$(107,790)
Add: Depreciation and amortization	19,979	9,444
Add: Stock-based compensation included in operating expenses	288,033	30,089
Add: Amortization of Shopify Inc. commercial agreement asset	64,820	—
Add: Other costs	20,697	—
Adjusted Operating Income (Loss) (Non-GAAP)	$14,336	$(68,257)

affirm

TABULATOR, P.O. BOX 8016, CARY, NC 27512-9903

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:

INTERNET
Go To: **www.proxypush.com/AFRM**
- Cast your vote online
- **Have your Proxy Card ready**
- Follow the simple instructions to record your vote

PHONE Call **1-866-230-8413**
- Use any touch-tone telephone
- **Have your Proxy Card ready**
- Follow the simple recorded instructions

MAIL
- Mark, sign and date your Proxy Card
- Fold and return your Proxy Card in the postage-paid envelope provided

Go Green! To receive documents via e-mail, simply go to: www.proxydocs.com/AFRM

Affirm Holdings, Inc.

Annual Meeting of Stockholders

For Stockholders of record on October 08, 2021

TIME: Friday, December 03, 2021 08:30 AM, Pacific Time
PLACE: Annual Meeting to be held live via the Internet - please visit www.proxydocs.com/AFRM for more details

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Max Levchin, Michael Linford and Katherine Adkins (the "Named Proxies"), and each of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Affirm Holdings, Inc. which the undersigned is entitled to vote at said meeting and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS' RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Affirm Holdings, Inc.

Annual Meeting of Stockholders

Please make your marks like this: X Use dark black pencil or pen only

THE BOARD OF DIRECTORS RECOMMENDS A VOTE **FOR** ON PROPOSALS 1 and 2.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR **1 YEAR** ON PROPOSAL 3.

	PROPOSAL	YOUR VOTE				BOARD OF DIRECTORS RECOMMENDS
1.	Elect the two Class I nominees for director named in the accompanying proxy statement.					
		FOR	WITHHOLD			
	1.01 Libor Michalek	☐	☐			FOR
	1.02 Jacqueline D. Reses	☐	☐			FOR
		FOR	AGAINST	ABSTAIN		
2.	Ratify the Audit Committee's selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2022.	☐	☐	☐		FOR
		1YR	2YR	3YR	ABSTAIN	
3.	Approve, on an advisory basis, the frequency of future advisory votes to approve our named executive officers' compensation.	☐	☐	☐	☐	1 YEAR

You must register to attend the meeting online and/or participate at www.proxydocs.com/AFRM

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable) Date Signature (if held jointly) Date